Exhibit 10.8

FM/ATAX II TEBS- Series M-031

Reference Number: Reference B4Il808

Buyer LEI: 54930060N608ZCQZDB93

Seller LEI: TVJ8SHLIZLORGWGDTN03

Unique Swap Identifier (USI): 1030443023 PRISMOOOOOOOOOOOOOOOOOOB4Il80800

RATE CAP AGREEMENT (SIFMA)

THIS RATE CAP AGREEMENT (this "Agreement") is dated as of July 7, 2014 between SMBC CAPITAL MARKETS, INC., a Delaware corporation ("SMBC CM" or the "Seller") and ATAX TEBS II, LLC, a Delaware limited liability company (the "Buyer"), whereby the parties agree as follows:

Section 1.  Definitions and Incorporated Terms.  For purposes of this Agreement, the terms set forth below in the Cap Transaction Profile or in Exhibit A shall have the meanings there indicated and capitalized terms that are used and not otherwise defined herein shall have the meanings given to them (as completed herein, where applicable) in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.

Cap Transaction Profile

Notional Amount:	USD $31,565,000 (amortized as set forth m Schedule 1 hereto)

Trade Date:	July 7, 2014

Effective Date:	July 10, 2014

Termination Date:	August 15, 2019

Fixed Amount:

Fixed Rate Payer:	Buyer

Fixed Rate Payment Date:	July 10, 2014

Fixed Amount:	USD $ 333,200.00

Floating Amounts:

Floating Rate Payer:	Seller

Cap Rate:	3.00% per annum

Floating Rate Payment Dates:	Fifteenth (15th) calendar day of each month, commencing on August 15, 2014 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Period End Dates:	Fifteenth calendar day of each month, not subject to adjustment.

Initial Period:	From and including the Effective Date to but excluding August 15, 2014.

Floating Rate Option:	USD-SIFMA Municipal Swap Index (formerly known as BMA Municipal Swap Index)

Floating Rate Day

Count Fraction:	Actual/Actual

Reset Dates:
Effective Date and thereafter Weekly on Thursday, provided that the Floating Rate shall be determined on Wednesday of each Week, subject to the Following Business Day Convention, and the Floating Rate will be effective for the seven (7) day period from and including the following Thursday (or if Thursday is the day the Floating Rate is determined, from and including such Thursday) to and including the following Wednesday, without regard to the Following Business Day Convention.

Weighted Average Method:	Applicable

Business Days:
A day other than (a) a Saturday or a Sunday, (b) any day on which banking institutions located in the city of New York, New York are authorized or required by law to close, (c) a day on which the New York Stock Exchange is closed or (d) any day on which Freddie Mac is closed.

Rounding Convention:	The simple arithmetic mean of rates expressed as a percentage rounded to five decimal places.

Calculation Agent:	The Seller

Additional Defined Terms

"Credit Support Document" means the Guaranty of the Credit Support Provider Collateral Trust Agreement and Supplement thereto, each as identified in Exhibit A hereto.

"Credit Support Provider" means the Person (if any) identified as such in Part 3 of Exhibit A.

"Damages" means an amount determined as provided in Section 12(b).

"Early Termination Date" has the meaning given to that term in Section ll(b).

"Local Business Day" in relation to a party means a day on which commercial banks in the city indicated in that party's address for notices hereunder are open for business.

"Market Quotation" means an amount determined as provided in Section 13.

"Moody's" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

"Person" means an individual, an estate, a trust, a corporation, a partnership, a limited liability company, or any other organization or entity, whether governmental or private.

"Reference Market-maker" has the meaning given to that term in Section 13(a).

"S&P" means Standard & Poor's Ratings Services, McGraw-Hill Financial, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

"Taxes," with respect to payments hereunder by the Seller, means any present or future taxes, levies, imposts, duties or charges of any nature whatsoever that are collectible by withholding except for any such tax, levy, impost, duty or charge that would not have been imposed but for the existence of a connection between the Buyer and the jurisdiction where the Tax is imposed.

"Termination Event" has the meaning given to that term in Section 9.

Section 2.  Payments.  On the Fixed Rate Payment Date, Buyer shall pay the Fixed Amount and, on each Floating Rate Payment Date, Seller shall pay the Floating Amount for the Calculation Period ending on that Payment Date.  The Seller's obligation to make any payment hereunder shall be subject to the condition precedent that the Buyer have paid the Fixed Amount.  If the Buyer fails to pay the Fixed Amount to the Seller as and when due hereunder and does not remedy the failure on or before the third Local Business Day after notice from the Seller (the "Cure Period"), the Seller may, by notice to the Buyer given not later than the fifth Local Business Day after the end of the Buyer's Cure Period, declare this Agreement to be terminated, whereupon neither party shall have any further obligation hereunder, except for the Buyer's obligation to pay interest pursuant to Section 4.  Notwithstanding the foregoing, the Buyer shall, upon failure to pay the Fixed Amount, remain liable to the Seller to pay the value of this Agreement, calculated, on the date Seller declares this Agreement terminated, on the basis of Market Quotation, which, for purposes of this Section 2 only, shall be determined pursuant to Section 12, substituting the word "Seller" in each instance when the word "Buyer" is utilized in such section and the quotation referred to in Section 12(b) shall be the amount in Dollars that a Reference Market-Maker would charge as a Fixed Amount on such date of declaration of termination.  The value of this Agreement, if any, shall be the original Fixed Amount less the amount of the Market Quotation determined in the manner described in the previous sentence.  If the difference is a negative number, the value of this Agreement shall be zero.  The Buyer and Seller agree that Freddie Mac shall not be liable for payment of the Fixed Amount or any payment due Seller upon Buyer's failure to pay the Fixed Amount.

Section 3.  Making of Payments.  All payments hereunder shall be made to the account of the intended payee specified in Exhibit A, or to such other account that party may have last specified by notice to the party required to make the payment.  All such payments shall be made in funds settled through the Federal Reserve Wire Network or such comparable same-day electronic fund transfer clearing system as is customary at the time for the settlement in New York City of banking transactions denominated in Dollars.

Section 4.  Interest on Overdue Amounts.  If any amount due hereunder is not paid when due, interest shall accrue on that amount for each day such amount remains unpaid at a rate per annum equal to the sum of (x) one percent (1%) and (y) the rate per annum equal to the cost (without proof or evidence of any actual cost) to the intended payee (as certified by it) if it were to fund, or for funding of, the relevant amount for that day.

Section 5.  Supervening Illegality.  If it becomes unlawful for either party to make any payment to be made by it hereunder, as a result of the adoption of, or any change in, or change in the interpretation of, any law, regulation or treaty, that party shall give notice to that effect to the other party and shall use reasonable efforts (a) to assign or transfer its rights and obligations under this Agreement, subject to Section 15, to another of its branches, offices or affiliates, or to any leading participant in the interest rate cap market, that may make those payments lawfully and without withholding for or on account of Taxes or (b) to agree with that other party to modify this Agreement or change the method of payment hereunder so that the payment will not be unlawful.  If an assignment or agreement is not made as provided herein on or before the tenth Business Day after that notice becomes effective, either party may give notice of termination as provided in Section 11.

Section 6.  Taxes.

(a) Except as otherwise required by law, each payment hereunder shall be made without withholding for or on account of Taxes.  If a party is required to make any withholding from any payment under this Agreement for or on account of Taxes, it shall:

(i) make that withholding;

(ii) make timely payment of the amount withheld to the appropriate governmental authority;

(iii) forthwith pay the other party such additional amount as may be necessary to ensure that the net amount actually received by it free and clear of Taxes (including any Taxes on the additional amount) is equal to the amount that it would have received had no Taxes been withheld; and

(iv) on or before the thirtieth day after payment, send the payee the original or a certified copy of an official tax receipt evidencing that payment; provided, however, that if the representation and warranty made by a party in

Section 7(d) proves not to have been true when made or, if repeated on each Payment Date, would not then be true, or if a party fails to perform or observe any of its covenants set forth in Section 7 or Section 8, the other party shall be under no obligation to pay any additional amount hereunder to the extent that the withholding would not have been required if the representation and warranty had been true when made, or would have been true if so repeated, or if the failure had not occurred.

(b) If a party would be required to make any withholding for or on account of Taxes and pay any additional amount as provided in Section 6(a) with respect to any payment to be made by it in accordance with Section 2, it shall give notice to that effect to the other party and shall use reasonable efforts:

(i) to assign or transfer its rights and obligations under this Agreement, subject to Section 15, to another of its branches, offices or affiliates, or to any leading participant in the interest rate cap market, that may make the payments to be made by it hereunder lawfully and without withholding for or on account of Taxes; or

(ii) to agree with that other party to modify this Agreement or change the method of payment hereunder so that those payments will not be subject to the withholding.  If an assignment or agreement is not made as provided herein on or before the tenth day after that notice becomes effective, the party that would be required to make the withholding may give notice of termination as provided in Section 11.

(c) In addition, each party agrees with the other that it will deliver to the other party any forms, documents or certificates relating to taxation and observe any covenants set forth in Exhibit B.

Section 7.  Representations and Warranties.

(a) Each of the parties makes the representations and warranties set forth below to the other as of the date hereof:

(i) It is duly organized and validly existing and has the corporate, partnership or other power as a company and the authority to execute and deliver this Agreement and to perform its obligations hereunder;

(ii) It has taken all necessary action to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder;

(iii) All governmental authorizations and actions necessary in connection with its execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect;

(iv) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, subject to all applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally; and

(v) Each of the documents delivered by it hereunder is, as of the date stated in such document, true, accurate and complete in every material respect or, in the case of financial statements, fairly presents the condition of the Person indicated therein.

(b)          The Buyer makes the following representations and warranties to the Seller:

(i)           It is an Eligible Contract Participant as defined in Section 1a of the Commodity Exchange Act, as amended ("CEA").

(ii)           It is not a Special Entity as defined in Section 4s(h)(2)(C) of the CEA (a governmental entity, employee benefit plan or an endowment).

(c)   The Seller makes the following additional representations and warranties to the Buyer:

(i) No event or condition that constitutes (or that with the giving of notice or the lapse of time or both would constitute) a Termination Event with respect to it has occurred and is continuing or will occur by reason of its entering into or performing its obligations under this Agreement;

(ii) There are no actions, proceedings or claims pending or, to its knowledge, threatened, the adverse determination of which might have a materially adverse effect on its ability to perform its obligations under, or affect the validity or enforceability against it of this Agreement;

(iii) Each of the documents delivered by the Seller hereunder is, as of the date stated in such document, true, accurate and complete in every material respect or, in the case of financial statements, fairly presents the condition of the Person indicated therein; and

(iv) Seller shall be the reporting party for the Transaction pursuant to the requirements of 17 CFR 45.8(a).

(d)    In addition, each of the Buyer and the Seller makes the representations and warranties set forth in Exhibit B hereof to the other and covenants as set forth therein with the other with respect to certain matters relating to Taxes.

Section 8.  Documents.  At or before the time of execution of this Agreement each party shall deliver to the other party evidence of the truth and accuracy of such party's representations in subsections (ii) and (iii) of Section 7(a) as well as evidence of the authority, incumbency and specimen signature of each Person authorized to execute and deliver this Agreement or any other document to be delivered under this Agreement. In addition, the Seller shall deliver to the Buyer at the times specified in Part 2 of Exhibit A, each of the documents there specified.

Section 9.  Termination Events.

(a) For purposes of this Agreement, "Termination Event" means each of the events and circumstances listed below:

(i) The Seller fails to pay any amount payable by it hereunder as and when that amount becomes payable and does not remedy that failure on or before the third Local Business Day after notice from the Buyer of the failure;

(ii) Any representation or warranty made by the Seller in this Agreement, other than in Section 7(d), or made by any Credit Support Provider in any Credit Support Document (or document related thereto) delivered hereunder proves to have been incorrect, incomplete or misleading in any material respect at the time it was made, or the Seller fails to deliver any document it is required to deliver as provided in Part 2 of Exhibit A and does not remedy that failure on or before the thirtieth day after notice from the Buyer of the failure or, in the case of failure to deliver a Credit Support Document, does not remedy that failure immediately;

(iii) The Seller or any Credit Support Provider for the Seller becomes the subject of any action or proceeding for relief under any bankruptcy or insolvency law or any law affecting creditors' rights that is similar to a bankruptcy or insolvency law or law relating to the composition of debts or seeks or becomes subject to the appointment of a receiver, custodian or similar official for it or any of its property or fails or is unable to pay its debts generally as they fall due;

(iv) The Seller or any Credit Support Provider for the Seller fails to pay any amount payable by it to the Buyer under any other agreement or under any instrument of the Seller or any Credit Support Provider held by the Buyer and does not remedy that failure during any applicable cure period;

(v) The Seller or any Credit Support Provider for the Seller fails to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document to which it is a party if the failure is not remedied during any applicable cure period; or any Credit Support Document expires or terminates or fails or ceases to be in full force and effect (in either case, other than in accordance with its terms) prior to the satisfaction of all obligations of the Seller under this Agreement; or the Seller or any Credit Support Provider for the Seller or any Person purporting to act on its behalf disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, any Credit Support Document to which it is a party.

(vi) (i) There occurs a default, an event of default or another similar condition or event (however described) in respect of the Seller or any Credit Support Provider for the Seller under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount of not less than the Threshold Amount and as a result such Specified Indebtedness has been or may be declared due and payable before it would otherwise have been due and payable or (ii) there occurs a default by the Seller or any such Credit Support Provider in making one or more payments on the due date thereof in an aggregate amount of not less than the Threshold Amount under any such agreements or instruments or under any Specified Transaction (after giving effect to any applicable notice requirement or grace period) or (iii) the combined amounts of Specified Indebtedness covered by clauses (i) and (ii) at least equal the Threshold Amount.

For this purpose, "Specified Indebtedness", with respect to any Person, means all obligations of that Person (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money but shall exclude deposits received in the ordinary course of the Seller's banking business or the banking business of the Seller's Credit Support Provider; "Specified Transaction" means any (i) rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, securities lending transaction, weather index transaction, futures contract (whether exchange traded or otherwise) or purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future (whether exchange traded or otherwise), option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made and any combination of any of these transactions; and "Threshold Amount" means U.S.  $50,000,000 (or the equivalent in any other currency or currencies);

(vii) The Seller or any Credit Support Provider for the Seller consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity, and the creditworthiness of the resulting, surviving or transferee entity after such consolidation, amalgamation, merger or transfer of assets is materially weaker than that of the Seller or such Credit Support Provider (as the case may be) immediately prior to such action as determined by the Buyer or Freddie Mac; or

(viii) If at any time the long term unsecured and unsubordinated indebtedness or deposits (the "Long Term Senior Debt" of the Credit Support Provider of the Seller are rated below A+ by S&P (or such rating is suspended or withdrawn) or below A1 by Moody's (or such rating is suspended or withdrawn), and Seller fails to post collateral to Buyer or assign Seller's interest in this Agreement pursuant to Section 10(a) hereof.

(ix) At the option of the Buyer if at any time the Long Term Senior Debt of the Credit Support Provider of the Seller are rated below A- by S&P (or such rating is suspended or withdrawn) or below A3 by Moody's (or such rating is suspended or withdrawn);

(x)           The Seller shall fail to comply with the provisions of Section 10(a) hereof.

(b)           Seller shall notify Buyer upon the occurrence of a Termination Event identified in Sections 9(a)(iii), (v) or (vi) hereof.

Section 10.  Collateralization or Seller Replacement Event.  (a) In the event that the Long Term Senior Debt of the Credit Support Provider for the Seller shall be below A1 by Moody's or A+ by S&P, (such event being referred to herein as a "Credit Event"), within five Local Business Days of such Credit Event either (1) Seller's obligations hereunder shall be collateralized on the terms and subject to the conditions set forth in this Agreement and in the Collateral Trust Agreement dated as of May 8, 2014 between the Seller and U.S.  Bank National Association ("USB"), as supplemented from time to time, and incorporated by reference herein (the "Collateral Trust Agreement"), a copy of which is attached as Exhibit C hereto, or (2) at Seller's sole cost and expense, Seller shall obtain a replacement counterparty who shall enter into an Agreement with Buyer on substantially the same terms as contained in this Agreement.  Until such replacement counterparty is in place, Seller shall continue to perform its obligations under this Agreement.  Such replacement counterparty must be approved by Freddie Mac and acceptable to Buyer in its sole discretion.  Seller's failure to comply with this provision will constitute a Termination Event for purposes of this Agreement.

Upon the occurrence of a Credit Event, and upon each subsequent change to the Long Term Senior Debt of the Credit Support Provider for the Seller, the Seller shall give notice to that effect to the Buyer, but failure to provide such notice shall not result a Termination Event if Seller shall otherwise have provided Buyer collateral or obtained a replacement counterparty on the terms and subject to the conditions set forth in this Agreement and in the Collateral Trust Agreement.

(b) The amount of Collateral posted pursuant to section 10(a)(l) above will be calculated as a mid-market estimate of the value of this Agreement as of the date of the Credit Event and the collateral will be posted to USB.

The parties acknowledge that the calculation of the mid-market value used to determine the amount of collateral posted pursuant to the Collateral Trust Agreement may result in a value different than the Damages payable in connection with an early termination of this Agreement as calculated in Section 12(b) hereof.  The cost to replace this Agreement with a new interest rate cap provider would be determined by a variety of factors, such as the then-current market conditions, and documentation requirements and credit rating requirements of the replacement transaction.

Section 11.  Early Termination.

(a) At any time while a Termination Event is continuing, the Buyer may, with the prior written consent of Freddie Mac, or Freddie Mac may, in its absolute discretion, give notice of termination in accordance with this Section.  If a party gives notice of supervening illegality, either party may give notice of termination in accordance with this Section in the circumstances described in Section 5.  If a party is required to pay any additional amount pursuant to Section 6, it may give notice of termination in accordance with this Section in the circumstances described in Section 6.

(b) Any notice of termination hereunder

(i)    shall state the grounds for termination;

(ii)    shall specify a date that is not before, nor more than 10 days after, the date the notice of early termination is given on which the payments required by Section 1 shall be made as provided therein (the "Early Termination Date"); and

(iii)    shall declare the obligations of the Seller to make the payments required by Section 2 that are scheduled to be made after the Early Termination Date to be terminated as of that date, and those obligations shall so terminate and be replaced by the parties' obligations to make the payments specified in Section 12.

Section 12.  Payments Upon Early Termination.

(a) If notice of termination is given pursuant to Section 11, the Seller shall pay the Buyer an amount in Dollars determined pursuant to this Section 12 (the "Damages").

(b) The Buyer's Damages in the event of early termination shall be the Market Quotation, if it can be determined and the Unpaid Amounts owing to the Buyer in respect of this Agreement.  If it cannot be determined, the Buyer's Damages shall be an amount in Dollars equal to the sum of the losses (including loss of bargain) a determined by the Buyer that it may incur as a result of the early termination or as a result of the event that served as the ground for early termination.

(c) Payments to be made in accordance with this Section shall be made on the Early Termination Date.  If the Buyer is entitled to be paid any amount in respect of its Damages in accordance with this Section, it shall submit to the Seller a statement in reasonable detail of those Damages.

Section 13.  Market Quotation.

(a) For the purpose of determining the Market Quotation, the Buyer shall select, with the consent of Freddie Mac, four leading participants in the interest rate cap market (each a "Reference Market-maker"), in its sole discretion and in good faith, with a view to minimizing the Market Quotation (to the extent required by law); provided, however, that in doing so the Buyer shall be entitled to select market participants that are of the highest credit standing and that otherwise satisfy all the criteria that the Buyer applies generally at the time in deciding whether to enter into an interest rate protection transaction.

(b) The Buyer shall request from each of the Reference Market-makers it has selected a quotation of the amount in Dollars which that Reference Market-maker would charge on the Early Termination Date as an up-front payment for entering into an agreement, effective on the Early Termination Date, pursuant to which it would be obligated to make all the payments scheduled to be made by the Seller under this Agreement after the Early Termination Date.

(c) The Market Quotation shall be the arithmetic mean (rounded up, if necessary, to the nearest cent) of the amounts described in Section 12(b) that are quoted to the Buyer by the Reference Market-makers it has selected or, if only one Reference Market-maker will quote such a fee, the Market Quotation Value shall be the amount quoted by that Reference Market-maker.  If no quotations are provided, it will be deemed that the Market Quotation in respect of the Agreement cannot be determined.

Section 14.  Costs and Expenses.

(a) Each of the parties shall pay, or reimburse the other on demand for, all stamp, registration, documentation or similar taxes or duties, and any penalties or interest that may be due with respect thereto, that may be imposed by any jurisdiction in respect of its execution or delivery of this Agreement.  If any such tax or duty is imposed by any jurisdiction as the result of the conduct or status of both parties, each party shall pay one half of the amount of the tax or duty.

(b) The Seller shall pay, or reimburse the Buyer on demand for, all reasonable costs and expenses incurred by the Buyer in connection with enforcement of its rights under this Agreement or as a consequence of a Termination Event, including, without limitation, fees and expenses of legal counsel.

Section 15.  Nonassignment.  Neither party shall assign or otherwise transfer its rights or obligations hereunder or any interest herein to any other Person or any of its other branches or offices without the prior written consent of the other party to this Agreement and Freddie Mac, unless the assignment or transfer by the Seller is pursuant to Section 5 or Section 6 and provided that:

(a) the Seller gives the Buyer 10 Business Days' prior written notice of the assignment or transfer;

(b)  the assignee or transferee meets the criteria set forth in Section 5(a) or Section 6(b)(i), as the case may be;

(c) the credit policies of the Buyer or Freddie Mac at the time would permit the Buyer to purchase an interest rate cap from the assignee or transferee without credit support;

(d) a Termination Event does not occur as a result of such transfer;

(e) on or prior to the effective date of the transfer, this Agreement (including, without limitation, any Tax covenants (if any) in Exhibit B to this Agreement) and all other related documents shall have been amended to reflect the transfer in a manner reasonably satisfactory to Buyer; and

(f) on or prior to the effective date of the transfer, Seller shall have agreed in writing to indemnify and hold harmless Buyer in a manner reasonably satisfactory to Buyer from and against any adverse tax consequences and any related fees, expenses and other losses resulting from the transfer, subject to the following conditions: (i) notwithstanding Seller's duty to indemnify Buyer, Buyer shall at all times retain sole control and decision-making authority with regard to any tax issues affecting Buyer or related litigation arising from or in connection with said transfer; and (ii) such indemnification shall be made as such expenses are incurred by Buyer and at such time as Buyer is required to pay any such tax liability, provided that Seller shall not be required to make such indemnification until five Business Days after it has received written notice from Buyer of expenses or liabilities for which Buyer seeks reimbursement.

Any purported transfer in violation of this Section shall be void.  The parties are acting for purposes of this Agreement through their respective branches or offices specified in Exhibit A.

The Seller shall not unreasonably withhold its consent to an assignment or transfer proposed by the Buyer, or by any subsequent assignee or transferee of the Buyer, if the Seller would be entitled to make the payments it is required to make pursuant to Section 2 to the proposed assignee or transferee lawfully and without withholding for or on account of Taxes and the proposed assignee or transferee assumes the obligations of the Buyer under the Tax covenants (if any) of the Buyer in Exhibit B to this Agreement to the satisfaction of the Seller and if the proposed assignee or transferee provides all information (if any) necessary for Seller to comply with any applicable money laundering "know your customer" or government regulations, including but not limited to regulations under the Dodd Frank Wall Street Reform and Consumer Protection Act.

Notwithstanding the provisions of this Section 15 to the contrary, the Seller consents to the collateral assignment of the Buyer's interest herein to Freddie Mac.  Accordingly, all payments hereunder shall be made in accordance with Section 3 hereof and to the account of Freddie Mac as specified in Exhibit A hereto.  The Seller agrees that Freddie Mac may exercise the rights of the Buyer hereunder from time to time, and Buyer agrees that the Seller (i) may rely conclusively on the written instructions of Freddie Mac to Seller made pursuant to this Agreement, (ii) has no duty to investigate or verify such written instructions, and (iii) shall not be liable for any actions taken in accordance with such written instructions, except actions involving Seller's own gross negligence or willful misconduct.

Seller shall be held harmless and shall be fully indemnified by the Buyer, from and against any and all claims, other than those arising out of the gross negligence or willful misconduct of the Seller, from and against any damages, penalties, judgments, liabilities, losses or expenses (including attorney's fees and disbursements) reasonably incurred by the Seller as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any action taken or omitted to be taken by the Seller in reliance upon, assignment of the security interest in the Rate Cap Agreement to Freddie Mac, or any instructions or notice provided by Freddie Mac or its servicer, or the Buyer.

All notices delivered to Seller pursuant to this Section 15 shall also be delivered to USB at the address set forth in the Collateral Trust Agreement.

Section 16.  Waivers: Rights Not Exclusive.  No failure or delay by a party in exercising any right hereunder shall operate as a waiver of, or impair, any such right.  No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right.  No waiver of any such right shall be effective unless given in writing.  No waiver of any such right shall be deemed a waiver of any other right hereunder.  The right to terminate provided for herein is in addition to, and not exclusive of, any other rights, powers, privileges or remedies provided by law.

Section 17.  Interpretation.  The section headings in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

Section 18.  Notices.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Sections 2, 5, 6, 9, 11 or 12 may not be given by facsimile transmission or electronic mail) to the address or number provided (see Exhibit A) and will be deemed effective as indicated: (i) if in writing and delivered in person or by courier, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine); (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or (iv) if sent by electronic mail, on the date that it is delivered, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

Section 19.  Amendments.  This Agreement may be amended only by an instrument in writing executed by the parties hereto and the prior written consent of Freddie Mac.

Section 20.  Survival.  The obligations of the parties under Section 6, Section 12 and Section 14 shall survive payment of the obligations of the parties under Section 2 and Section 4 and the termination of their other obligations hereunder.

Section 21.  Jurisdiction; Governing Law.

(a) Any action or proceeding relating in any way to this Agreement may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York, and each of the parties irrevocably submits to the non-exclusive jurisdiction of each such court in connection with any such action or proceeding.

(b)           This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without reference to its choice of law doctrine.

Section 22.  Independence of this Agreement.  It is the parties' intention that no other agreements or arrangements between them or any of their affiliates affect the transaction provided for herein except as expressly provided herein.  Therefore, except as expressly provided herein, the Seller's obligation to make payments to the Buyer hereunder shall not be subject to early termination or to any condition precedent, no such payment obligation shall be netted against any payment due from the Buyer or any third party under any other agreement or instrument, and neither the Seller nor any third party shall have any right to set off any such payment due from the Seller to the Buyer or withhold any such payment, in whole or in part, pending payment of any amount payable by the Buyer or any third party to the Seller or any third party.  In addition, the terms set forth in this provision may not be modified except in a written amendment to this Agreement executed by both parties hereto that (i) is expressly identified in capital letters as modifying this provision (identified by its title) and (ii) deals only with such modification.

Section 23.  Waiver of Jury Trial.  Each of the Buyer and the Seller, respectively, hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.  Each of the Buyer and the Seller (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

Section 24.  Setoff.  The obligation to pay amounts due hereunder shall be absolute and unconditional and shall not be subject to diminution by set-off, recoupment, counterclaim, abatement or otherwise.

Section 25.  Counterparts: Integration of Terms.  This Agreement may be executed in counterparts, and the counterparts taken together shall be deemed to constitute one and the same agreement.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

Section 26.  Contractual Currency.  The provision on Contractual Currency set forth in Part 4 of Exhibit A will apply if the Seller or any Credit Support Provider for the Seller is not organized in the U.S.  or is acting through any office outside the U.S.

[Signature page follows]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

SMBC CAPITAL MARKETS, INC.
By:	/s/ Danny Boodram
Name:	Danny Boodram
Title:	Vice President

By:	/s/ Larry Weissblum
Name:	Larry Weissblum
Title:	Deputy General Manager

ATAX TEBS II, LLC, a Delaware limited liability company
By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership

	By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARNTERSHIP TWO, a Delaware limited partnership, its general partner

		By:	THE BURLINGTON GROUP, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Mark Hiatt
Mark Hiatt
Chief Operating Officer

[Signature Page to ATAX TEBS II Rate Cap Agreement]

SCHEDULE I

AMORTIZATIONSCHEDULE

From and Including	To but Excluding	Notional Amount
7/10/2014	7/15/2014	$31,565,000.00
7/15/2014	8/15/2014	$31,565,000.00
8/15/2014	9/15/2014	$31,563,000.00
9/15/2014	10/15/2014	$31,561,000.00
10/15/2014	11115/2014	$31,559,000.00
11115/2014	12/15/2014	$31,557,000.00
12/15/2014	1115/2015	$31,555,000.00
1115/2015	2/15/2015	$31,553,000.00
2/15/2015	3/15/2015	$31,546,550.34
3/15/2015	4115/2015	$31,540,077.34
4/15/2015	5/15/2015	$31,525,105.67
5/15/2015	6/15/2015	$31,510,068.34
6/15/2015	7/15/2015	$31 ,494,964.67
7/15/2015	8/15/2015	$31,479,794.34
8/15/2015	9/15/2015	$31,464,557.34
9/15/2015	10115/2015	$31,444,591.67
10/15/2015	11/15/2015	$31,424,535.67
11/15/2015	12/15/2015	$31,404,388.34
12/15/2015	1/15/2016	$31,372,482.00
1115/2016	2/15/2016	$31,351,817.34
2/15/2016	3/15/2016	$31,325,657.34
3/15/2016	4/15/2016	$31,299,378.00
4/15/2016	5/15/2016	$31,271,253.34
5/15/2016	6/15/2016	$31,242,998.67
6/15/2016	7/15/2016	$31,214,613.67
7/15/2016	8/15/2016	$31,186,097.67
8/15/2016	9/15/2016	$31,157,449.67
9/15/2016	10/15/2016	$31'128,670.00
10/15/2016	11/15/2016	$31,099,757.00
11/15/2016	12/15/2016	$31,070,710.00
12/15/2016	1/15/2017	$31,028,195.00
1115/2017	2/15/2017	$30,998,878.34
2/15/2017	3/15/2017	$30,969,426.67
3/15/2017	4/15/2017	$30,939,838.67
4/15/2017	5/15/2017	$30,910,114.00
5/15/2017	6/15/2017	$30,880,251.67
6/15/2017	7/15/2017	$30,850,250.34
7/15/2017	8/15/2017	$30,820,109.67
8/15/2017	9/15/2017	$30,789,829.34
9/15/2017	10/15/2017	$30,759,408.67
10/15/2017	11/15/2017	$30,728,846.34
11/15/2017	12/15/2017	$30,698,141.67

From and Including	To but Excluding	Notional Amount
12/15/2017	1/15/2018	$30,652,294.34
1/15/2018	2/15/2018	$30,621,304.34
2/15/2018	3/15/2018	$30,590,170.00
3/15/2018	4/15/2018	$30,558,557.67
4/15/2018	5/15/2018	$30,526,800.00
5/15/2018	6/15/2018	$30,494,896.00
6/15/2018	7/15/2018	$30,462,845.00
7/15/2018	8/15/2018	$30,430,646.00
8/15/2018	9/15/2018	$30,398,298.34
9/15/2018	10/15/2018	$30,365,801.34
10/15/2018	11/15/2018	$30,333,155.00
11/15/2018	12/15/2018	$30,300,357.67
12/15/2018	1/15/2019	$30,252,408.67
1/15/2019	2/15/2019	$30,219,307.34
2/15/2019	3/15/2019	$30,186,052.67
3/15/2019	4/15/2019	$30,152,644.34
4/15/2019	5/15/2019	$30,119,081.67
5/15/2019	6/15/2019	$30,085,363.67
6/15/2019	7/15/2019	$30,051,489.67
7/15/2019	8/15/2019	$30,017,458.34

EXHIBIT A

NOTICE ADDRESSES AND OTHER MATTERS

Part 1:  Addresses for Notices and Accounts for Payments:

The Seller:

Address:	SMBC Capital Markets, Inc.
277 Park Avenue, Fifth Floor
New York, NY 10172
Attention: President
Telephone: (212) 224-5022
Facsimile: (212) 224-4938
(212) 225-5111 (for payment and reset notices)

Payments to Seller:	Depository:	JPMorgan Chase Bank, N.A. New York Branch
	ABA Routing No.:	021000021
	Address:	New York, NY
	In Favor of:	SMBC Capital Markets, Inc.
	Account No.:	544-7-77993
	CHIPS:	295277

The Buyer:

Address:	ATAX TEBS II, LLC
1004 Farnam Street, Suite 400
Omaha, Nebraska 68102
Attention: Chad L. Daffer
Phone: 402.930.3085
Fax: 402.930.3047

With a copy to: Mark Hiatt
1004 Farnam Street, Suite 400
Omaha, Nebraska 68102
Phone: 402.930.3085
Fax: 402.930.3047 with a copy to:
Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
Attention: Conal Hession
Facsimile: (402) 231-8806
Telephone: (402) 346-1148

copies to Freddie Mac:

Address:	Federal Home Loan Mortgage Corporation
8100 Jones Branch Drive
Mail Stop B2E
McLean, Virginia 22102
Attention: Multifamily Loan Accounting/Operational Close
Telephone: (703) 714-4177
Fax: 571-382-4798
E-Mail: mfla@freddiemac.com and
Federal Home Loan Mortgage Corporation
8100 Jones Branch Drive
Mail Stop B4G
McLean, Virginia 22102
Attention: Multifamily Asset Management/Servicing
Telephone: (703) 7I4-3194 (Steve Power) E-Mail: mf spi hedge@freddiemac.com

and

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
Mail Stop 210
McLean, Virginia 221 02
Attention: Managing Associate General Counsel- Multifamily Real Estate (Legal Division)
Telephone: (703) 903-2538
E-Mail: Joshuaschonfeld@freddiemac.com

Payments to Buyer (pursuant to Section 3, payments are to be made as will be specified): Bank Name: FRB New York

Bank ACCT Name: FHLMC Investor PI ABA #:021039513
Bank ACCT #: 380530
Reference: MFTEBS
ATTN: MFRRO- Loan Accounting 714-4177

Part 2:   Documents to be delivered by the Seller to the Buyer

(a)           Credit Support Documents to be delivered by the Seller:

(i) The Collateral Trust Agreement between Seller and U.S.  Bank National Association, as Collateral Trustee, as amended or supplemented from time to time, dated as of May 8, 2014 attached hereto as Exhibit C;

(ii) Guaranty of Sumitomo Mitsui Banking Corporation attached hereto as Exhibit D; and

(iii) The Collateral Trust Agreement Supplement executed by Buyer and acknowledged by Seller and U.S.  Bank National Association, as Collateral Trustee, dated as of the date of this Agreement.

(b)           Other:

Evidence of the authority, incumbency and specimen signature of the party executing this Agreement and the Guaranty of Sumitomo Mitsui Banking Corporation

Part 3: Credit Support Provider for the Seller: Sumitomo Mitsui Banking Corporation.

Part 4: Each reference in this Agreement to Dollars (the "Contractual Currency") is of the essence.  The obligation of each party in respect of any amount due under this Agreement in the Contractual Currency is, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Contractual Currency that the intended payee may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after any premium and costs of exchange) on the Business Day in New York City immediately following the day on which that payee receives the payment.  If the amount in the Contractual Currency that may be so purchased for any reason falls short of the amount originally due, the party owing that amount shall pay such additional amount, in the Contractual Currency, as is necessary to compensate for the shortfall.  Any obligation of that party not discharged by that payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

EXHIBIT B

TAX REPRESENTATIONS AND COVENANTS

A.           Tax Representations and Covenants

Representations of each of the Seller and the Buyer

For the purpose of this Agreement, each of the Buyer and Seller hereby represents, respectively, that it is a "United States person" for purposes of the United States Internal Revenue Code of 1986, as amended.  It is not required by any applicable law, as modified by the practice of any relevant governmental authority, to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 4 to be made by it to the other party) under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representation made by the other party below in this Exhibit and (ii) the satisfaction of the covenant of that other party contained below in this Exhibit and the accuracy and effectiveness of any document provided by that other party pursuant to any such covenant.

B.           Payee Tax Representations

Of the Seller:

Seller is a corporation organized under the laws of Delaware and its United States taxpayer identification number is 13-5160382.

Of the Buyer:

Buyer's taxpayer identification number is 36-4788331 and is not acting as an agent or intermediary for a foreign Person.

C.           Covenants

Of Each Party:

If a party is required at any time to execute any form or document in order for payments to it hereunder to qualify for exemption from withholding for or on account of Taxes or to qualify for such withholding at a reduced rate, that party shall, as soon as practicable after request from the other party, execute the required form or document and deliver it to that other party.

Of the Seller: None

Of the Buyer: None

EXHIBIT C

COLLATERAL TRUST AGREEMENT

Execution Version

COLLATERALTRUSTAGREEMENT

Between

SMBC CAPITAL MARKETS, INC.,
as Grantor

and

U.S.  BANK NATIONAL ASSOCIATION,
as Collateral Trustee

Dated as of May 8, 2014

COLLATERAL TRUST AGREEMENT

Collateral Trust Agreement dated as of May 8, 2014 between SMBC CAPITAL MARKETS, INC., as Grantor, and U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee.

W I T N E S S E T H:

WHEREAS, Grantor is party to certain Rate Cap Agreements (each, as amended, supplemented or otherwise modified from time to time in accordance with their terms, a "Rate Cap Agreement").

WHEREAS, pursuant to certain Rate Cap Agreements, upon a Credit Event (as defined in the Rate Cap Agreement), Grantor is obliged either to provide collateral for the benefit of each counterparty thereto or to take other actions as provided in such Rate Cap Agreements.

WHEREAS, Grantor has agreed to grant Liens on the Cash Account and the cash held therein to secure the payment of the Secured Obligations with respect to any Rate Cap Agreement that Grantor has decided to collateralize.

NOW, THEREFORE, subject to the further covenants, conditions and trusts set forth herein, the parties hereto hereby agree as follows:

Section 1.  Definitions.

Capitalized terms not defined herein shall have the meanings set out in the Rate Cap Agreement.

The following terms, as used herein, have the following meanings:

"Aggregate Requested Amount" means the sum of the Requested Amounts as set forth in Termination Notices delivered on the same date.

"Aggregate Required Collateral Amount" means the sum of the Required Collateral Amounts under all Rate Cap Agreements for which the counterparty thereto is a Beneficiary hereunder.

"Agreement" means this Collateral Trust Agreement as amended, supplemented or otherwise modified from time to time in accordance with its terms.

"Beneficiary" means each person which is a counterparty to Grantor under a Rate Cap Agreement with a Credit Event provision and which has executed a Supplement, its successors and assigns.

"Beneficiary Percentage Interest Schedule" means a schedule in the form of Schedule I hereto and delivered by the Grantor to the Collateral Trustee upon the execution and delivery of any Supplement or as otherwise provided.

"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Boston, Massachusetts are authorized or required by law to close.

"Calculation Agent' means the Grantor, any affiliate of the Grantor or any person designated by the Grantor and notified to the Beneficiaries and the Collateral Trustee as the "Calculation Agent" for this Agreement.

"Cash" means the legal tender and lawful currency of the United States of America.

"Cash Account" means a separate trust account no.  143106100 (SMBC CM Collateral Trust II) established at U.S.  Bank National Association, acting in its capacity as Deposit Bank hereunder, and identified on the books and records of the Deposit Bank under the name U.S.  Bank National Association, as trustee for the Beneficiaries under the Agreement relating to the SMBC CM Collateral Trust II.

"Cash Account Value" means either (a) the amount of cash in the Cash Account multiplied by 100% if Sumitomo Mitsui Banking Corporation's ("SMBC") Long Term Senior Debt (as defined in the Rate Cap Agreement) shall be rated both at least "A2" by Moody's Investor Services, Inc.  ("Moody's") and at least "A" by Standard and Poor's Ratings Services, a division of The McGraw Hill-Companies, Inc.  ("S&P") or (b) the amount of cash in the Cash Account multiplied by 90% if SMBC's Long Term Senior Debt rating to be rated by Moody's or S&P, or shall be rated either below "A2" by Moody's or below "A" by S&P.

"Collateral" means, as of any date, all property theretofore subjected to the Collateral Trust Liens, including the Cash Account and cash held in the Cash Account, except property which shall have been released from the Collateral Trust Liens in accordance with the terms of this Agreement on or before such date.  The term "Collateral" shall also refer separately to each item of such property.

"Collateral Trustee" means U.S.  Bank National Association in its capacity as Collateral Trustee hereunder, or any successor Collateral Trustee appointed pursuant to Section 14.

"Collateral Trust Estate" means all right, title and interest of the Collateral Trustee in and to (a) the Cash Account and (b) cash deposited therein, under this Agreement.

"Collateral Trust Liens" means the Liens on the Collateral under this Agreement.

"Contingent Beneficiary" means each counterparty which is a counterparty to Grantor under a Rate Cap Agreement with a Credit Event provision and which has not executed a Supplement.

"Credit Event" has the meaning ascribed to it in the Rate Cap Agreement of a Beneficiary.

"Damages" has the meaning ascribed to it in the Rate Cap Agreement of a Beneficiary.

"Early Termination Date" has the meaning ascribed to it in the Interest Rate Cap Agreement of a Beneficiary.

"Effective Date" means the date on which the Collateral Trustee and Grantor have executed this Agreement.

"Exposure" means, for any date for which Exposure is calculated and subject to Section 30 in the case of a dispute, the Damages, if any, that would be payable to a Beneficiary by the Grantor (expressed as a positive number) pursuant to the Beneficiary's Rate Cap Agreement as if such transaction was being terminated as of the relevant date, provided that Market Quotation (as contemplated in the Rate Cap Agreement) will be determined by using estimates at mid-market of the amounts that would be paid for a replacement transaction (as contemplated in the Rate Cap Agreement).

"Freddie Mac" has the meaning ascribed to it in the Rate Cap Agreement of a Beneficiary.

"Grantor" means SMBC Capital Markets, Inc., a Delaware corporation.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, lease, license or attachment in respect of such asset.

"Other Actions" means the assignment, novation or other transfer by Grantor of its right, title and interest in a Rate Cap Agreement following a Credit Event pursuant to the terms of such Rate Cap Agreement.

"Payable Amount" has the meaning ascribed to it in Section 7.

"Percentage Interest" means each Beneficiary's percentage ownership interest in all right, title and interest of the Collateral Trustee in and to the Collateral Trust Estate as set forth on the Beneficiary Percentage Interest Schedule last delivered to the Collateral Trustee in accordance with the terms hereof.

"Permitted Liens" means any rights of Set-off or bankers' Liens upon the Cash Account, to the extent incurred in connection with the maintenance of the Cash Account in the ordinary course of business.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Proceeds" means all "proceeds" as such term is defined in the UCC.

"Potential Termination Event" means any event which, with the giving of notice or the lapse of time or both, would constitute one or more of the Termination Events described in Section
26(a) or (b).

"Qualified Successor Trustee" has the meaning ascribed to it in Section 14.

"Rate Cap Agreement" has the meaning ascribed to it in the recitals of this Agreement.

"Requested Amount" means (a) the lesser of (i) the Required Collateral Amount last calculated by the Calculation Agent and Transferred by the Grantor to the Collateral Trustee and (ii) the Termination Amount or (b) the Required Collateral Amount last calculated by the Calculation Agent and Transferred by the Grantor to the Collateral Trustee if such amount equals the Termination Amount.

"Request for Release of Collateral" means a written notice from Grantor to Collateral Trustee specifying the amount to be withdrawn from the Cash Account that is accompanied by a written certification from Grantor that (a) no Termination Event or Potential Termination Event has occurred and is continuing with respect to Grantor; (b) the Liquidation Proceeds relating to any Termination Notice that has been delivered have been paid to the Beneficiary named therein; (c) there is no dispute regarding a Determination under Section 30 that is unresolved; and (d) immediately after such withdrawal the Cash Account Value will be at least equal to 110% of the Aggregate Required Collateral Amount at such time.

"Required Collateral Amount" means, on any day for any Rate Cap Agreement and the Beneficiary party thereto, the amount of Exposure calculated for such day by the Calculation Agent, subject to Section 30 in the case of a dispute.

"Responsible Officer" of Grantor means any officer of Grantor designated as a Responsible Officer on Schedule II hereto, as may be modified from time to time by Grantor.

"Secured Obligations" means Grantor's obligations to pay to a Beneficiary the Payable Amount owed to such Beneficiary in accordance with Section 7.

"Set-off" means Set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Supplement" means a Collateral Trust Agreement Supplement executed by a Beneficiary and acknowledged by the Collateral Trustee and Grantor, substantially in the form of Exhibit A.

"Termination Amount" means Damages and the amount of any other obligation to be paid by Grantor to a Beneficiary upon the termination of the Rate Cap Agreement to which such Beneficiary is a party in accordance with its terms.

"Termination Event" has the meaning ascribed to it in the Rate Cap Agreement of a Beneficiary.

"Termination Notice" means a written notice by a Beneficiary whereby such Beneficiary notifies the Collateral Trustee and Grantor that the Rate Cap Agreement to which such Beneficiary is a party has been terminated and that the amount payable to the Beneficiary upon the termination of the Rate Cap Agreement has become due and payable but has not been paid in accordance with the terms thereof, substantially in the form of Exhibit B.

"Transfer" means (a) in the case of cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient; (b) in the case of certificated securities that cannot be paid or delivered by bookentry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and (c) in the case of securities that can be paid or delivered by bookentry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient.

"Trust" has the meaning ascribed to it in Section 2(a).

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York, provided that if, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or remedies with respect to the Collateral Trust Liens on the Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, then such provision shall govern.

"UCC' means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies.

"Valuation Agent" means any person which is not an affiliate of Grantor who may be selected in accordance with Section 28 and designated from time to time by Grantor, in a notice to the Collateral Trustee and Freddie Mac, to deliver the reports referred to herein.

Section 2.  Establishment of Trust; Etc.

(a) Establishment of Trust.  The Grantor and the Collateral Trustee hereby establish the "SMBC CM Collateral Trust II" (the "Trust").

(b) Transfer of Trust Estate.  The Grantor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Collateral Trustee, in trust, for the benefit of the Beneficiaries, without recourse, all the right, title and interest of the Grantor in and to (i) the Cash Account and (ii) such cash as from time to time is Transferred into the Cash Account.  In connection with such transfer and assignment, the Grantor shall cause any cash to be Transferred into the Cash Account.

(c) Acknowledgment of Trust.  The Collateral Trustee hereby acknowledges establishment of the Cash Account and declares that it will hold such cash deposited in the Cash Account in trust for the exclusive use and benefit of all present and future Beneficiaries, subject to the terms hereof.  Except as provided in Sections 2(d), and 7 the Collateral Trustee shall not assign, sell, dispose of or transfer any interest in the cash deposited in the Cash Account or permit the cash to be subjected to any Lien arising by, through or under the Collateral Trustee or any person claiming by, through or under the Collateral Trustee.

(d) Interest on Cash Amounts.  The Collateral Trustee shall pay interest on any cash in the Cash Account at a rate per annum equal to (i) the rate set forth on Reuters Page Fed Funds 1 opposite “Federal Funds (Effective)” minus (ii) 10 basis points

Any earnings on such investment will constitute Collateral, be subject to the security interest granted under this Agreement, and be Transferred to the Cash Account.

Section 3.  Transfer into Trust; Security Interest.

The Transfer of cash by the Grantor to the Collateral Trustee is intended to be construed as a Transfer in trust of such cash by the Grantor to the Collateral Trustee, for the benefit of the Beneficiaries, for the purpose of perfection of the security interest of Collateral Trustee in the Collateral Trust Estate, in trust for the benefit of the Beneficiaries.  The Collateral Trustee hereby acknowledges that it has been advised of Grantor's grant to Collateral Trustee of a security interest in the Collateral Trust Estate in trust for the benefit of the Beneficiaries.  This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC.  The Grantor hereby grants to the Collateral Trustee in trust for the benefit of the Beneficiaries, as collateral security for the full, prompt and complete payment of the Secured Obligations and all other obligations of the Grantor under this Agreement and the Rate Cap Agreements, a first priority continuing security interest in, lien on and right of Set-off against the Cash Account and the cash transferred therein, the Collateral Trust Estate, and all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to the foregoing, and all Proceeds from the foregoing.  The possession by the Collateral Trustee or its agent of securities and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be "possession by the secured party" for purposes of perfecting the security interest pursuant to the UCC.

The control by the Collateral Trustee of the Cash Account shall be "control" by the secured party for purposes of perfecting the security interest pursuant to the UCC and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees, or agents (as applicable) of the Collateral Trustee for the purpose of perfecting such security interest under applicable law.  With respect to the Cash Account, the Collateral Trustee is the customer of U.S.  Bank National Association, in its capacity as Deposit Bank under Section 9-104(a)(3) of the UCC.  The Collateral Trustee and the Deposit Bank each make no representations regarding, nor shall it be liable for, the sufficiency of this Agreement to accomplish the intended purposes herein.

Section 4.  Beneficiaries.

At any time on or after the Effective Date, any Contingent Beneficiary may become a Beneficiary hereunder by delivering a Supplement, signed by such Contingent Beneficiary and acknowledged by the Grantor and the Collateral Trustee, whereupon such Contingent Beneficiary shall become a Beneficiary hereunder.  Grantor and Collateral Trustee agree to acknowledge any such Supplement no later than three Business Days after receipt.  Each Beneficiary's Percentage Interest shall at all times rank at least pari passu with the Percentage Interests of all other Beneficiaries irrespective of the time, manner, or order of a Contingent Beneficiary becoming a Beneficiary hereunder.

Section 5.  Maintenance of Cash Account Value.

On or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately following any Credit Event, Grantor shall Transfer cash to Collateral Trustee in an amount such that the Cash Account Value as of the date of Transfer shall equal or exceed 110% of the Aggregate Required Collateral Amount.  Grantor agrees that, at all times on or after a Credit Event, the Cash Account Value shall equal or exceed 107% of the Aggregate Required Collateral Amount.  Grantor agrees that Freddie Mac or any Beneficiary may deliver a written notice to the Grantor (with a copy to the Collateral Trustee) on or prior to 12:00 p.m., New York City time, on any Business Day that the Cash Account Value is below an amount equal to 107% of the Aggregate Required Collateral Amount.  In addition, each month promptly after receipt by the Collateral Trustee of written notice of the Cash Account Value and Aggregate Required Collateral Amount from the Calculation Agent and the Valuation Agent (if there is a Valuation Agent), which notice shall refer to this Section 5 and the Collateral Trustee's responsibility to make the calculation or determination hereinafter described, the Collateral Trustee will calculate or otherwise determine whether the Cash Account Value is below an amount equal to 107% of the Aggregate Required Collateral Amount and , if so, will deliver a written notice to the Grantor on or prior to 12:00 p.m., New York City time, on any Business Day that the Cash Account Value is below an amount equal to 107% of the Aggregate Required Collateral Amount.  Grantor shall, no later than the close of business on the next Business Day immediately following receipt of such notice referred to in the two preceding sentences, Transfer or cause to be Transferred additional cash to the Cash Account and shall provide the Collateral Trustee with written certification that immediately after such Transfer the Cash Account Value is at least equal to 110% of the Aggregate Required Collateral Amount.  Notwithstanding the foregoing, Grantor shall not be obligated to make any Transfers to the Cash Account in an amount less than $100,000.  Subject to its obligation under Section 6, in no event shall the Collateral Trustee have any obligation to calculate or otherwise determine (a) the Cash Account Value, (b) the Aggregate Required Collateral Amount or (c) except as expressly provided in this Section 5, whether the Cash Account Value equals or exceeds the Aggregate Required Collateral Amount, to monitor the Grantor's compliance with this Section or otherwise take any action other than as provided in Section 7 in the event the Grantor ceases to comply with its obligations under this Section, it being understood that the Beneficiaries will exercise their rights against the Grantor directly and solely in accordance with the terms of any applicable Rate Cap Agreement based upon information they receive under Section 6 and their rights under Section 7.

Section 6.  Beneficiary Percentage Interest Schedule and Notification of Cash Value Account.

On the date on which the Grantor has Transferred Collateral to the Collateral Trustee under this Agreement as a result of the occurrence of a Credit Event and on the fourth Business Day of each calendar month starting after such date, (a) by 12:00 p.m., New York City time, on such day, the Grantor shall deliver to the Collateral Trustee, Freddie Mac and each Beneficiary a Beneficiary Percentage Interest Schedule as of the last Business Day of the immediately preceding month, upon which the Collateral Trustee, Freddie Mac and each Beneficiary may conclusively rely, (b) by 12:00 p.m., New York City time, on such day, the Grantor shall cause the Calculation Agent to deliver to the Collateral Trustee, Freddie Mac and each Beneficiary a written notice of the Cash Account Value and Aggregate Required Collateral Amount as of the last Business Day of the immediately preceding month, upon which the Collateral Trustee, Freddie Mac and each Beneficiary may conclusively rely, and (c) the Collateral Trustee shall make available, via online access, the Cash Account Value (as set forth in the notice last provided by the Calculation Agent pursuant to clause (b) of this Section 6) as of the last Business Day of the immediately preceding month, upon which Freddie Mac and each Beneficiary may conclusively rely.  On the date on which the Grantor has Transferred Collateral to the Collateral Trustee under this Agreement as a result of the occurrence of a Credit Event, and on the third Business Day of each calendar month starting after such date, Grantor shall cause the Valuation Agent to deliver to the Collateral Trustee and Freddie Mac a written notice of the Aggregate Required Collateral Amount as of the last Business Day of the immediately preceding month.  Grantor agrees that Freddie Mac, or any Beneficiary, may deliver a written notice to the Collateral Trustee (with a copy to the Grantor) on any Business Day following either the date on which the Grantor has Transferred Collateral to the Collateral Trustee under this Agreement as a result of the occurrence of a Credit Event or the fourth Business Day of each calendar month certifying that that it has not received either a Beneficiary Percentage Interest Schedule or a written notice of the Cash Account Value or Aggregate Required Collateral Amount from the Calculation Agent or the written notice of Aggregate Required Collateral Amount from Valuation Agent under this Section 6.  Grantor shall, not later than the close of business on the next Business Day immediately following receipt of such notice, deliver or cause to be delivered such documents or information to Freddie Mac or such Beneficiary.

Section 7.  Distributions From Cash Account Upon Termination.

(a) If at any time (1) a Termination Event has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of a Termination Event, then, unless the Grantor has paid in full the Termination Amount that is then due pursuant to a Beneficiary's Rate Cap Agreement, Beneficiary may deliver a Termination Notice to the Collateral Trustee (with a copy to the Grantor).  Any Termination Notice received by the Collateral Trustee on any Business Day on or prior to 12:00 p.m., New York City time, shall be effective on such Business Day and any Termination Notice received by the Collateral Trustee after 12:00 p.m., New York City time, shall be deemed to be received on the next succeeding Business Day (in each case, an "Effective Termination Notice").  No later than 12:00 p.m., New York City time, on the Business Day immediately following receipt of one or more Effective Termination Notices, the Collateral Trustee shall, subject to Section 15(c), withdraw cash amounts held in the Cash Account equal to the Aggregate Requested Amount (the "Liquidation Proceeds") from the Cash Account and Transfer to each such Beneficiary such Beneficiary's Requested Amount, provided that if on any Business Day there is insufficient cash to pay each Requested Amount payable on such date then the Collateral Trustee shall, subject to Section 15(c), Transfer to each such Beneficiary an amount equal to the product of the aggregate cash balance in the Cash Account and each such Beneficiary's Percentage Interest.  Notwithstanding anything to the contrary in the foregoing, the amount Transferred by the Collateral Trustee to any Beneficiary that has delivered a Termination Notice shall not exceed an amount (the "Payable Amount") equal to the lesser of (i) such Beneficiary's Requested Amount and (ii) such Beneficiary's pro rata share (based on such Beneficiary's Percentage Interest) of the Collateral Transferred by Grantor to the Collateral Trustee.  After all amounts in the Cash Account have been Transferred to

Beneficiaries in accordance with this Section 7 and Section 8, no Beneficiary shall have any further rights or claims hereunder.  Each Beneficiary acknowledges that the amounts owed to it by the Grantor upon the termination of any Rate Cap Agreement may exceed the Requested Amount for such Rate Cap Agreement.  Grantor acknowledges that payment of any Liquidation Proceeds to any Beneficiary shall not affect the rights of Freddie Mac or any Beneficiary to recover any Termination Amount in excess thereof from Grantor pursuant to the terms of any Rate Cap Agreement.

(b) On or prior to the third Business Day immediately following each distribution of Liquidation Proceeds, the Grantor shall provide to the Collateral Trustee, Freddie Mac, and each Beneficiary an updated Beneficiary Percentage Interest Schedule, upon which the Collateral Trustee and each Beneficiary may conclusively rely.  Grantor agrees that Freddie Mac or any Beneficiary may deliver a written notice to the Collateral Trustee (with a copy to the Grantor) on any Business Day certifying that it has not received an updated Beneficiary Percentage Interest Schedule under the first sentence of this Section 7(b).  Grantor shall, not later than the close of business on the next Business Day immediately following receipt of such notice, deliver or cause to be delivered such document to such Beneficiary.

(c) The Collateral Trustee may conclusively rely upon any Termination Notice given to it as provided herein in accordance with this Agreement.  The Collateral Trustee shall have no obligation to make payments under this Section 7 in the/ absence of such instructions or directions and shall have no liability to Grantor or any Beneficiary for actions taken in reliance on such instructions or directions.  All distributions made by the Collateral Trustee pursuant to this Section 7 shall be final (except in the event of manifest error) and the Collateral Trustee shall have no duty to inquire as to the application of any amount distributed.

Section 8.  Release of Collateral; Termination of Collateral Trust Liens.

(a) Subject to the conditions precedent that (i) no Termination Event or Potential Termination Event has occurred and is continuing; (ii) there is a Valuation Agent; (iii) the Liquidation Proceeds relating to any Termination Notice that has been delivered have been paid to the Beneficiary named therein; and (iv) there is no dispute regarding a Determination under Section 30 that is unresolved, Collateral Trustee may at any time release cash deposited in the Cash Account to Grantor upon receipt by Collateral Trustee of a Request for Release of Collateral from Grantor accompanied by a written certification from the Calculation Agent dated as of the date of Grantor's Request for Release of Collateral (which may be included as part of Grantor's Request for Release of Collateral) that the Cash Account Value shall equal or exceed 110% of the Aggregate Required Collateral Amount immediately after withdrawal of the amount specified in the Request for Release of Collateral and a written certification from the Valuation Agent (which may be in the form of the most recent monthly report from the Valuation Agent delivered under Section 6 if the Aggregate Required Collateral Amount in such report is as of a day no more than five (5) Business Days prior to the date of Grantor's Request for Release of Collateral) that the Cash Account Value immediately after withdrawal of the amount specified in the Request for Release of Collateral shall equal or exceed 110% of the Aggregate Required Collateral Amount in such report.

In the event there is no Valuation Agent, Collateral Trustee may at any time release cash deposited in the Cash Account to Grantor without the written confirmation of the Valuation Agent upon receipt by Collateral Trustee of a Request for Release of Collateral accompanied by either of the following:

(A) a written certification from Grantor that a decrease in the Aggregate Required Collateral Amount has resulted from the reduction of a Required Collateral Amount to $0 with respect to a Rate Cap Agreement pursuant to Section 8(c)(i), accompanied by the Termination Notice related to such reduction;

(B) a written certification from Grantor that a decrease in the Aggregate Required Collateral Amount has resulted from the reduction of the Required Collateral Amount to $0 with respect to a Rate Cap Agreement pursuant to Section 8(c)(ii), accompanied by the written certifications required under Section 8(c)(ii);

(C) a written certification from Grantor that a decrease in the Aggregate Required Collateral Amount has resulted from the reduction of the Required Collateral Amount to $0 with respect to a Rate Cap Agreement pursuant to Section 8(c)(iii), accompanied by the written certification and evidence required under Section 8(c)(iii);

(D) a written certification from Grantor that a decrease in the Aggregate Required Collateral Amount has resulted due to the Credit Event requiring the deposit of collateral to secure the Secured Obligations no longer existing pursuant to Section 8(c)(iv), accompanied by the written certification and evidence required under Section 8(c)(iv);

(E) a written certification from Grantor that a decrease in the Aggregate Required Collateral Amount has resulted due to an agreement among the Grantor, Freddie Mac and a Beneficiary pursuant to Section 8(c)(v), accompanied by an executed copy of such agreement; or

(F) a written certification from the Calculation Agent dated as of the date of Grantor's Request for Release of Collateral that the Cash Account Value immediately after withdrawal of the amount specified in the Request for Release of Collateral shall equal or exceed 110% of the Aggregate Required Collateral Amount as calculated by a Dealer Poll (as defined hereinafter) conducted by Grantor and a written certification from Grantor showing in reasonable detail (including the names of the Reference Market-makers (as defined in Section 30(b)) the quotations from that Dealer Poll, provided that any withdrawals in reliance on Dealer Polls shall not exceed one in each calendar quarter.  "Dealer Poll" means the Aggregate Required Collateral

Amount determined on the basis of quotations from Reference Market-makers, each such quotation made on the same day and at approximately the same time, which date shall be no more than five (5) Business Days prior to the day of Grantor's withdrawal certification.  If more than three quotations are provided, the Dealer Poll will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly three quotations are provided, the Dealer Poll will be the quotation remaining after discarding the highest and the lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If exactly two quotations are provided, the Dealer Poll will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, it will be deemed that the Dealer Poll cannot be determined.  In no event shall the Collateral Trustee have any obligation to conduct the Dealer Poll.

(b) Except as expressly provided in this Section 8, the Collateral Trustee shall be entitled to rely conclusively upon a Request for Release of Collateral from Grantor and related certifications in delivering the withdrawn assets to the Grantor and shall not be required to give prior notice to or obtain the prior consent of any Beneficiary or Freddie Mac in respect thereof.

(c) The Required Collateral Amount with respect to any Rate Cap Agreement shall be reduced to $0 upon the occurrence of any of the following: (i) the Transfer from the Cash Account to the applicable Beneficiary of the Required Collateral Amount with respect to its Rate Cap Agreement pursuant to Section 7, (ii) the written certification by a Responsible Officer of Grantor to the Collateral Trustee, Freddie Mac and the applicable Beneficiary thereunder that such Rate Cap Agreement has expired in accordance with its terms and that all payments, if any, due and owing by Grantor to such Beneficiary thereunder have been paid in full, (iii) the written certification by a Responsible Officer of Grantor accompanied by evidence of agreement by Beneficiary (which may be in the form of e-mails by Beneficiary to Grantor) to the Collateral Trustee that such Rate Cap Agreement has terminated and that all payments, if any, due and owing by Grantor to such Beneficiary thereunder have been paid in full, (iv) the written certification by a Responsible Officer of Grantor accompanied by evidence thereof (which may be a link or a webpage of a financial website) to the Collateral Trustee, Freddie Mac and the applicable Beneficiary that the Credit Event requiring the deposit of collateral to secure the Secured Obligations no longer exists or (v) any other agreement thereto by the applicable Beneficiary, Freddie Mac and the Grantor.

(d) Upon the written certification by a Responsible Officer of Grantor accompanied by evidence of agreement by Beneficiary (which may be in the form of e-mails by Beneficiary to Grantor) to the Collateral Trustee that the Aggregate Required Collateral Amount has been reduced to $0, then (A) the Trust and any Collateral Trust Liens shall automatically terminate and be discharged without further action by any party hereto, (B) all right, title and interest of the Collateral Trustee in and to the Collateral Trust Estate shall automatically revert to Grantor without further action by any party hereto, and

(C) the Collateral Trustee shall promptly return to Grantor, in accordance with the written direction of Grantor, all assets in the Cash Account then held by the Collateral Trustee under this Agreement.  From time to time thereafter the Collateral Trustee shall, at the expense of Grantor, execute and deliver to Grantor such documents as Grantor shall reasonably provide in order to evidence the termination and discharge of the Trust and the Collateral Trust Liens and the release of the Collateral.  The Collateral Trustee shall be entitled to rely conclusively upon the certification of the Grantor in returning all assets to the Grantor and shall not be required to give prior notice to or obtain the prior consent of any Beneficiary in respect thereof.

(e) Unless previously terminated in accordance with any of the provisions of this Agreement, the Trust shall automatically terminate on May 9, 2034, and all right, title and interest of the Collateral Trustee in and to the Collateral Trust Estate shall automatically revert to Grantor without further action by any party hereto.  The Collateral Trustee shall promptly return to Grantor, in accordance with the written direction of Grantor, all assets in the Cash Account then held by the Collateral Trustee under this Agreement.  From time to time thereafter the Collateral Trustee shall, at the expense of Grantor, execute and deliver to Grantor such documents provided to it as Grantor shall reasonably request in order to evidence the termination and discharge of the Trust and the Collateral Trust Liens and the release of the Collateral.  The Collateral Trustee shall be entitled to rely conclusively upon the direction of the Grantor in returning all assets to the Grantor under this Section 8(e) and shall not be required to give notice to or to obtain the prior consent of any Beneficiary in respect thereof.

Section 9.  Representations and Warranties of Grantor.

Grantor represents and warrants as follows as of the date hereof and as of the date of each Transfer of Collateral by Grantor to the Trust:

(a) The execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under any material provision of applicable law or regulation or of the certificate of incorporation or bylaws of Grantor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it.

(b) This Agreement constitutes a valid and binding agreement or obligation of the Grantor.

(c) Grantor has not performed any acts which would prevent the Collateral Trustee from enforcing against Grantor any of the terms of this Agreement or which would limit the Collateral Trustee in any such enforcement, except as expressly provided in this Agreement.  No financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral owned by Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.

(d) Grantor has the power to grant a security interest in and lien on any property it Transfers to Collateral Trustee for the Collateral Trust Estate and has taken all necessary actions to authorize the granting of that security interest and lien.

(e) Grantor is the sole owner of or otherwise has the right to Transfer any property it Transfers to Collateral Trustee for the Collateral Trust Estate hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under this Agreement.

(f) Upon the Transfer of any property to the Collateral Trust for the Collateral Trust Estate hereunder, the Collateral Trustee on behalf of all Beneficiaries will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Collateral Trustee involved in the Transfer of that Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest).

(g) The performance by Grantor of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral Trust Estate other than the security interest and lien granted under this Agreement.

Section 10.  Covenants of Grantor.

(a)          Further Assurances.

(i) Grantor shall forever preserve, protect, warrant and defend the Collateral Trustee's right, title and interest in and to the Collateral held by the Collateral Trustee from time to time.

(ii) In furtherance of Section 3, the Grantor, as necessary, or upon reasonable request of the Collateral Trustee (which request may be made at the direction of Freddie Mac or any Beneficiary, provided that the Collateral Trustee shall otherwise have no obligation to make such request), hereby agrees promptly and from time to time to give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable to create, preserve, perfect, maintain the perfection of or validate the Collateral Trust Liens or to enable the Collateral Trustee to exercise and enforce its rights hereunder with respect to the Collateral Trust Estate and, without limiting the foregoing, shall: (A) promptly from time to time enter into such control agreements, each in form and substance reasonably acceptable to the party so directing the Collateral Trustee, as may be required to perfect the Collateral Trust Liens, and (B) execute and deliver and cause to be filed such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection and priority of the Collateral Trust Liens.

(iii) The Grantor shall take any and all other actions as the Collateral Trustee may reasonably request (which request may be made at the direction of

Freddie Mac or any Beneficiary, provided that the Collateral Trustee shall otherwise have no obligation to make such request) to create in favor of the Collateral Trustee a valid and perfected Lien and security interest in the Collateral granted to the Collateral Trustee under laws and regulations (including, without limitation, Articles 8 and 9 of the UCC) in effect at the time of such grant.

(iv)          All costs incurred to comply with this Section 10(a)(iv) shall be the responsibility of Grantor.

(b) Taxes.  Grantor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to the Collateral Trust Estate held by the Collateral Trustee upon becoming aware of the same.

(c) Adverse Claims.  Grantor will promptly give notice to the Collateral Trustee, Freddie Mac and each Beneficiary of, and defend against, any suit, action, proceeding or lien that involves the Collateral Trust Estate or any Collateral or that could adversely affect the security interest and lien granted by Grantor under this Agreement.

(d) Performance.  Grantor will perform all its obligations under this Agreement, and will cause the Calculation Agent to perform all its obligations under this Agreement, in good faith and in a commercially reasonable manner, including, but not limited to, all calculations, valuations, determinations or judgments in any other way made by Grantor or Calculation Agent.  Grantor will cause the Valuation Agent (if any) to perform all its obligations under any agreement with the Valuation Agent, in good faith and in a commercially reasonable manner.

(e) Legal Opinion.  On the Effective Date, Grantor will deliver to Collateral Trustee a legal opinion upon which each Beneficiary may conclusively rely and in a form satisfactory to Collateral Trustee with respect to the enforceability of this Agreement and the Collateral Trustee's perfected security interest in the Collateral Trust Estate.

(f) No Limitation on Enforcement.  Grantor will not perform any acts which would prevent the Collateral Trustee from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Trustee in any such enforcement except as set forth herein and therein.

Section 11.  Jurisdiction.

EACH OF GRANTOR, EACH BENEFICIARY, THE DEPOSIT BANK AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GRANTOR, THE DEPOSIT BANK, EACH BENEFICIARY AND THE COLLATERAL TRUSTEE HEREBY WAIVES AND AGREES NOT TO ASSERT BYWAY OF MOTION, AS A DEFENSE OR OTHERWISE,

IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT MAY NOT BE LITIGATED IN OR BY SUCH COURTS.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GRANTOR, EACH BENEFICIARY, THE DEPOSIT BANK AND THE COLLATERAL TRUSTEE AGREES NOT TO SEEK AND HEREBY WAlVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT.

Section 12.  Certain Duties of the Collateral Trustee and the Deposit Bank.

(a) The Collateral Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  The Collateral Trustee and the Deposit Bank shall not be liable except for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct or its own fraudulent conduct.

(b) The duties and obligations of the Collateral Trustee and the Deposit Bank shall be determined solely by the express provisions of this Agreement, the Collateral Trustee and the Deposit Bank shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Collateral Trustee and the Deposit Bank and, in the absence of bad faith on the part of the Collateral Trustee and the Deposit Bank, the Collateral Trustee and the Deposit Bank may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, opinions or other documents reasonably believed by the Collateral Trustee and the Deposit Bank to be genuine and to have been furnished by the proper party to the Collateral Trustee and the Deposit Bank and which on their face do not contradict the requirements of this Agreement.

(c) The Collateral Trustee and the Deposit Bank shall not be personally liable for an error of judgment made in good faith by a trust officer of the Collateral Trustee, unless it shall be proved that the Collateral Trustee was grossly negligent in ascertaining the pertinent facts or acted in bad faith.

(d) Subject to Section 12(e), no provision in this Agreement shall require the Collateral Trustee or the Deposit Bank to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Collateral Trustee or the Deposit Bank, as the case may be hereunder, or in the exercise of any of its rights or powers, if the Collateral Trustee or the Deposit Bank shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Collateral Trustee shall keep the Collateral Trust Estate free and clear of any Liens which result from (i) claims against the Collateral Trustee unrelated to the transactions contemplated by this Agreement or (ii) any affirmative act by the Collateral

Trustee to create a Lien which is (A) not consented to by Grantor, (B) not authorized by this Agreement or (C) except as expressly provided herein, taken in connection with any default under this Agreement by Grantor.

Section 13.  Certain Rights of the Collateral Trustee and the Deposit Bank.

Except as otherwise provided in Section 12:

(a) the Collateral Trustee or the Deposit Bank may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Agreement the Collateral Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an officer's certificate of a Responsible Officer or (ii) be required to determine the value of any funds hereunder, the Collateral Trustee may, in the absence of bad faith on its part, rely on the Calculation Agent or reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers (unaffiliated with Grantor);

(c) as a condition to the taking or omitting of any action by it hereunder, the Collateral Trustee or the Deposit Bank may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(d) the Collateral Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of any of the Beneficiaries or Freddie Mac or the Grantor (including, but not limited to, a direction pursuant to Section 13(e) hereof), unless such Beneficiary, Freddie Mac or Grantor shall have provided to the Collateral Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(e) the Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Collateral Trustee, in its discretion, may, and upon the reasonable written direction of Freddie Mac or a Beneficiary shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall reasonably be directed;

(f) the Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Collateral Trustee shall not be responsible for any misconduct or negligence on the part of any nonaffiliated agent appointed, or nonaffiliated attorney appointed with due care by it hereunder;

(g) the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(h) nothing herein shall be construed to impose an obligation on the part of the Collateral Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Calculation Agent, the Valuation Agent, the Grantor, Freddie Mac or a Beneficiary;

(i) the Collateral Trustee shall not be liable for the actions or omissions of the Calculation Agent, the Valuation Agent, the Grantor or the Beneficiaries and, without limiting the foregoing, the Collateral Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Grantor or any Beneficiary with the terms hereof or of any Rate Cap Agreement, or to verify or independently determine the accuracy of information received by the Collateral Trustee from the Calculation Agent, the Grantor, the Valuation Agent or any Beneficiary;

(j) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a "securities intermediary" as defined in the UCC) to the contrary, the Collateral Trustee shall be under no duty or obligation in connection with the acquisition or grant by the Grantor to the Collateral Trustee of any item in the Cash Account, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Grantor in connection with any such transfer or grant of security interest or otherwise, or in that regard to examine any underlying instrument, in each case in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such assets;

(k) any permissive right of the Collateral Trustee to take or refrain from taking actions enumerated in this Agreement shall not be construed as a duty;

(I) to the extent permitted by applicable law, the Collateral Trustee shall not be required to give any bond or surety in respect of the execution of this Agreement or otherwise;

(m) the Collateral Trustee shall not be deemed to have notice or knowledge of any matter unless a trust officer has actual knowledge thereof or unless written notice thereof is received by the Collateral Trustee at its address for notices and such notice references this Agreement and shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Trustee, including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, accidents, labor disputes, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility;

(n) anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Trustee or the Deposit Bank be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including, but not limited to, lost profits, whether or not foreseeable, even if the Collateral Trustee or the Deposit Bank has been advised of the possibility thereof and regardless of the form of action in which such damages are sought;

(o) the Collateral Trustee shall be responsible for tax reporting only with respect to income earned on investment of cash in the Cash Account and shall not be responsible for any other tax reporting or for preparing or filing tax returns in respect of the Trust;

(p) the Collateral Trustee or the Deposit Bank may require that any party deliver a certificate setting forth the names of individuals and/or titles of officers, and including specimen signatures, authorized at such time to take specified actions or give notices, instructions, directions, demands or other communications pursuant to this Agreement, and the Collateral Trustee or the Deposit Bank shall not incur any liability in accepting notices or communications given by or in executing instructions or directions from any officer of the Grantor, Collateral Trustee or a Beneficiary, as applicable, named in a certificate delivered hereunder prior to receipt by it of a more current certificate;

(q) the Collateral Trustee and the Deposit Bank is authorized to supply any information regarding the Cash Account and related assets that is required by any law, regulation or rule now or hereafter in effect.  Each of the Grantor and each Beneficiary agrees to supply the Collateral Trustee with any required information if it is not otherwise reasonably available to the Collateral Trustee;

(r) to help fight the funding of terrorism and money laundering activities, the Collateral Trustee or the Deposit Bank will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Collateral Trustee or the Deposit Bank, as applicable.  The Collateral Trustee or the Deposit Bank will ask for the name, address, tax identification number and other information that will allow the Collateral Trustee or the Deposit Bank to identify the individual or entity who is establishing the relationship or opening the account.  The Collateral Trustee or the Deposit Bank may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided; and

(s) the Collateral Trustee will exercise reasonable care to assure the safe custody of the Collateral Trust Estate to the extent required by applicable law and this Agreement.

Section 14.  Resignation and Removal of the Collateral Trustee.

(a) Resignation and Removal.  The Collateral Trustee may, at any time after the first anniversary of the Effective Date by giving notice to Grantor and the Beneficiaries, resign and be discharged of the responsibilities created by this Agreement, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee by a Responsible Officer of Grantor and (ii) the acceptance of such appointment by such successor Collateral Trustee.  If no successor Collateral Trustee shall be appointed and have accepted such appointment within 120 days after the Collateral Trustee gives the aforesaid notice of resignation, the Collateral Trustee at the expense of Grantor may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee has been appointed as provided in this subsection.  Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee appointed as provided in this subsection.  Any successor Collateral Trustee appointed hereunder shall be a bank or other financial institution organized and doing business under the laws of the United States or any state thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation, having corporate trust powers and assets under trust management in excess of $500,000,000 (and for this purpose, all branches and wholly-owned subsidiaries of any such bank or other financial institution and of any holding company of which it is a wholly owned subsidiary may be attributed to it) (a "Qualified Successor Trustee") and shall be otherwise legally competent to serve as Collateral Trustee hereunder.  Notwithstanding the foregoing, and without regard to the limitation on the time of the Collateral Trustee's notice of its resignation hereunder, any corporation or other entity into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any corporation or other entity to which substantially all the corporate trust business of the Collateral Trustee may be transferred, shall be the Collateral Trustee under this Agreement without further act.

(b) Status of Successor Trustees.  Each reference in this Agreement to the Collateral Trustee shall be deemed to include a reference to any successor trustee from time to time appointed and serving pursuant to and in accordance with this Section 14, as the case may be.

Section 15.  Fees and Expenses; Indemnification.

(a) Fees and Expenses of Collateral Trustee.  Until this Agreement has terminated, Grantor agrees to pay to the Collateral Trustee an annual fee of US$1,500.00.  Such fee shall be payable on the Effective Date and on each anniversary thereof.  Grantor and Collateral Trustee agree to negotiate in good faith as to whether any additional costs or expenses of Collateral Trustee should be reimbursed by Grantor.

(b) Indemnification.  Grantor agrees to pay, indemnify, and hold the Collateral Trustee and the Deposit Bank (as defined in Section 31), each in its individual capacity, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and disbursements of counsel) of any kind or nature whatsoever (collectively, "Losses") which may be incurred by the Collateral Trustee or the Deposit Bank, as applicable, with respect to the execution, delivery, enforcement, performance, and administration of this Agreement, including, without limitation, any negligence or willful misconduct on the part of Grantor or any of their respective directors, officers, employees, agents, contractors, tenants or licensees, except to the extent that such Losses result from the gross negligence or willful misconduct of the Collateral Trustee or the Deposit Bank, as applicable, as determined by a final order of a court of competent jurisdiction.

(c) No Other Payments.  Notwithstanding anything to the contrary in this Agreement, no amounts shall be distributed to any Beneficiary or the Grantor hereunder unless and until all amounts owing to the Collateral Trustee and the Deposit Bank hereunder have been paid.  To the extent demand has been made upon the Grantor for any amount owing, and such amounts have not been paid, prior to any withdrawal of any amounts from the Cash Account to a Beneficiary, the Collateral Trustee may withdraw from the Cash Account all amounts owing to it and the Deposit Bank hereunder.

(d) Survival.  The Grantor hereby acknowledges that the foregoing indemnities and payment and reimbursement obligations shall survive the resignation or discharge of the Collateral Trustee and the Deposit Bank, as applicable, or the termination of this Agreement hereby grants the Collateral Trustee and the Deposit Bank a lien, right of Set-off and security interest in the assets at any time credited to the Cash Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

Section 16.  Notices.

All notices, certificates and other communications to any party under this Agreement shall be in writing (including facsimile transmission, electronic correspondence or similar writing) and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for that purpose by notice to the other parties hereto.  Each such notice, certificate and other communication shall be deemed to be effective (a) if given by delivery via a nationally recognized expedited delivery service such as Federal Express, two (2) Business Days after such communication is transferred with such expedited service charges prepaid, addressed as aforesaid, (b) if given by facsimile or e-mail, when receipt is acknowledged (by electronic confirmation or otherwise) or (c) if delivered by hand, upon receipt.  In addition, each such notice, certificate and other communication given by facsimile shall be confirmed by overnight mail, provided that a failure to provide or a delay in providing such confirmation shall not affect the effectiveness of such notice, certificate or other communication as otherwise determined pursuant to this Section 16.

If to Grantor:	SMBC Capital Markets, Inc.
277 Park Avenue
New York, NY 10172
Attention: Larry Weissblum, Head of Operations
Telephone: (212) 224-5061
Facsimile: (212) 224-5111
E-mail larry@smbc-cm.com

If to the Collateral	U.S. Bank National Association
Trustee:	1 Federal Street
Boston, MA 02110
Attention: Jodi L. Scully, Assistant Vice President
Telephone: (617) 603-6446
Facsimile: (617) 603-6638
E-mail: jodi.scully@ usbank.com

If to the Beneficiaries:	At the address set forth for each Beneficiary in the applicable Supplement

With a copy to Freddie Mac as set forth below, unless Collateral Trustee has received notice of Freddie Mac's Assignment of its security interest, then with a copy to such assignee:

If to Freddie Mac:	Federal Home Loan Mortgage Corporation
8100 Jones Branch Drive
Mail Stop B2E
McLean, Virginia 22102
Attention: Multifamily Loan Accounting/Operational Close
Telephone: (703) 714-4177
Fax: 571-382-4798
E-Mail: mfla@freddiemac.com and
Federal Home Loan Mortgage Corporation
8100 Jones Branch Drive
Mail Stop B4G
McLean, Virginia 22102
Attention: Multifamily Asset Management/Servicing
Telephone: (703) 714-3194 (Steve Power) E-Mail: mf_spi_hedge@freddiemac.com

and

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
Mail Stop 210
McLean, Virginia 22102
Attention: Managing Associate General Counsel - Multifamily Real Estate (Legal Division) Telephone: (703) 903-2538
E-Mail: Joshua_schonfeld@freddiemac.com

Regarding: [Principal Amount, Loan Name, Servicer Name, Freddie Mac Loan Number]

Section 17.  Waivers; Remedies Not Exclusive.

No failure on the part of any party to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof.  The rights under this Agreement are cumulative and are not exclusive of any other remedies provided bylaw.

Section 18.  Successors and Assigns.

This Agreement is for the benefit of the Collateral Trustee and the Beneficiaries.  This Agreement shall be binding on Grantor and its successors and assigns.  Grantor may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Trustee and each Beneficiary; provided, however, notwithstanding anything contrary in this Agreement, Grantor may without such prior written consent assign all of its rights and obligations hereunder to any entity to which Grantor sells substantially all its assets or with which Grantor merges as long as such entity agrees to be bound by the terms hereof and by the terms of each Rate Cap Agreement.  Contingent Beneficiaries have no rights under this Agreement unless and until they become Beneficiaries.

Section 19.  Changes in Writing.

Except as otherwise expressly provided in this Agreement, no provision hereof may be changed, waived, discharged or terminated orally, but only in a writing executed by Grantor and the Collateral Trustee, provided that no change, waiver, discharge or termination shall be effective without each affected Beneficiary's consent if such change, waiver, discharge or termination would impair the rights of such Beneficiary with respect to Section 5, 7(a) or 8(a).  Any change, waiver, discharge or termination made in accordance with the foregoing sentence shall be binding on Grantor, the Collateral Trustee and all Beneficiaries.  Except as otherwise provided, the Grantor shall provide reasonable advance notice of any change, waiver, discharge or termination of this Agreement to the Beneficiaries.  The provisions of this Agreement as they relate to the Deposit Bank shall not be changed without a writing executed by the Deposit Bank.

Section 20.  New York Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 21.  Headings.

The table of contents and the headings of sections and subsections have been included in this Agreement for convenience only and shall not be considered in interpreting this Agreement.

Section 22.  Severability.

If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties to this Agreement as nearly as may be possible, and (b) the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 23.  Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 24.  Waiver of Jury Trial.

EACH OF GRANTOR, THE COLLATERAL TRUSTEE, THE DEPOSIT BANK AND EACH BENEFICIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 25.  Other Activity by Collateral Trustee.

Any Person acting as a Collateral Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Grantor as if it were not such trustee.

Section 26.  Termination Events.

Under the Rate Cap Agreement of a Beneficiary, a Termination Event will exist with respect to Grantor if:

(a) Grantor fails to make, when due, any Transfer of cash required to be made by it under this Agreement and that failure continues for two Business Days after notice of that failure is given to Grantor;

(b) Grantor fails to comply with or perform its agreements or obligations specified in Section 6 or 7(b) and that failure continues for seven Business Days after notice of that failure is given to Grantor; or

(c) Grantor fails to comply with or perform any agreement or obligations under this Agreement other than those specified in Sections 26(a) and 26(b) and that failure continues for 30 days after notice of that failure is given to Grantor.

Section 27.  Secured Party's Rights and Remedies.

If at any time (1) a Termination Event with respect to the Grantor has occurred and is continuing under a Rate Cap Agreement of a Beneficiary or (2) an Early Termination Date has occurred or been designated as the result of a Termination Event with respect to the Grantor, then, unless the Grantor has paid in full all of the Termination Amount then due under such Rate Cap Agreement, the Collateral Trustee may exercise one or more of the following rights and remedies:

(a) all rights and remedies available to a secured party under applicable law with respect to Beneficiary's Percentage Interest in the Collateral Trust Estate; and

(b)          the right to apply cash in the Cash Account to any amounts payable by the

Grantor with respect to any Termination Amount in accordance with Section 7.  Section 28.  The Valuation Agent.

Grantor shall use all commercially reasonable efforts to maintain a Valuation Agent to provide monthly reports on the Aggregate Required Collateral Amount at all times during the term of this Agreement.  Grantor shall consult with Freddie Mac prior to designating any Valuation Agent or any successor thereto.  Grantor shall notify Collateral Trustee and Freddie Mac immediately if there is no Valuation Agent because of its resignation, termination, discharge, replacement, removal, or any other circumstance.

Section 29.  Certain Rights of Freddie Mac.

Grantor and Collateral Trustee acknowledge that each Beneficiary has granted Freddie Mac and its Permitted Assigns (as defined in the Rate Cap Agreement security interest in Beneficiary's Rate Cap Agreement in connection with a multifamily mortgage loan, and that Freddie Mac, acting in its capacity as a secured party with respect to the Rate Cap Agreement, may exercise all rights and remedies of a Beneficiary hereunder.  The Collateral Trustee shall be entitled to rely conclusively upon the written direction of an authorized officer of Freddie Mac in the exercise by it of any of the rights and remedies of a Beneficiary hereunder upon such officer's certification that Freddie Mac is so acting in its capacity as secured party of such with respect to such Rate Cap Agreement.  The Grantor and Collateral Trustee agree that Freddie Mac is an express third party beneficiary of the terms of this Agreement.  Freddie Mac may assign its security interest in a Rate Cap Agreement in connection with a transfer of the multifamily mortgage loan.  Upon receipt by the Collateral Trustee of notice of such assignment in the form of Exhibit E or F of the Rate Cap Agreement, such assignee shall be assume all rights of Freddie Mac hereunder with respect to such Rate Cap Agreement.

Section 30.  Dispute Rights.

(a) Independent Valuation Agent.  Freddie Mac or any Beneficiary may challenge any determination or calculation (each, a "Determination") made by the Calculation Agent or Valuation Agent (if any) by notice to the Calculation Agent (with a copy to the Collateral Trustee).  Pending the resolution of such challenge, only the undisputed amount of the Aggregate Required Collateral Amount shall be Transferred by Grantor to the Collateral Trustee.  After a challenge is made, the parties (other than Collateral Trustee) shall negotiate in good faith to resolve the dispute, which may include providing determinations and calculations from independent valuation consultants.  If such negotiations do not produce a mutually acceptable result within two Business Days, the parties (other than Collateral Trustee) will negotiate in good faith to agree on a Reference Market-maker that will make such Determination; if they cannot so agree within three Business Days, each of the parties will promptly choose two Reference Market-makers to make a Determination.  If more than three Determinations are provided, the Determination will be the arithmetic mean of the Determinations, without regard to the Determinations having the highest and lowest values.  If exactly three Determinations are provided, the Determination shall be the Determination remaining after discarding the highest and the lowest Determinations.  For this purpose, if more than one Determination has the same highest value or lowest value, then one of such Determinations shall be disregarded.  If exactly two Determinations are provided, the Determination will be the arithmetic mean of the Determinations.  If fewer that two Determinations are provided, the Determination by the Valuation Agent (if any) shall prevail.  Any Determination pursuant to this Section 30 will be binding in the absence of manifest error and will be made on the same day at approximately the same time.  The costs of any Reference Market-maker called upon to make such Determination will be borne equally by the parties (other than Collateral Trustee), unless there is no Valuation Agent, in which case such costs will be borne by Grantor.

(b) "Reference Market-maker" means a leading dealer in the interest rate cap market that is independent of either party, selected by the party in good faith from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer to make an extension of credit and, to the extent practicable, from among such dealers having an office in the same city.

Section 31.  Agreements by the Deposit Bank.

(a) U.S.  Bank National Association, in its capacity as the deposit bank at which the Cash Account is maintained (the "Deposit Bank"), hereby agrees as follows: (i) the Cash Account is maintained in the ordinary course of the Deposit Bank's business, (ii) the Cash Account is a "deposit account" as defined in the New York UCC and is not "investment property" as defined in the New York UCC and (iii) the Cash Account is not and will not be evidenced by an instrument.

(b) The Deposit Bank and the Collateral Trustee hereby agree as follows: (i) the Deposit Bank's customer is U.S.  Bank National Association as trustee for the Beneficiaries under the Collateral Trust Agreement, dated as of May 8, 2014, relating to the SMBC CM Collateral Trust II, (ii) no person other than the Collateral Trustee has or will have control over the Cash Account and (iii) for purposes of Section 9-304 of the New York UCC, the State of New York is the Deposit Bank's jurisdiction with respect to the Cash Account.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SMBC CAPITAL MARKETS, INC.
By:	/s/ Naoya Miyagaki
Name:	Naoya Miyagaki
Title:	President
Date:	May 8, 2014

U.S. BANK NATIONAL ASSOCIATION, individually and as Collateral Trustee
By:	/s/ Jodi L. Scully
Name:	Jodi L. Scully
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as Deposit Bank as to the provisions of Sections 3, 11, 12, 13, 15, 19, 24 and 31 only
By:	/s/ Jodi L. Scully
Name:	Jodi L. Scully
Title:	Assistant Vice President

EXHIBIT A

FORM OF COLLATERAL TRUST AGREEMENT SUPPLEMENT

COLLATERAL TRUST AGREEMENT SUPPLEMENT (the "Supplement"), dated ______________, to the Collateral Trust Agreement dated as of April __, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time), between SMBC CAPITAL MARKETS, INC.  and U.S.  BANK NATIONAL ASSOCIATION (the "Collateral Trust Agreement") by, as Beneficiary, and acknowledged by SMBC CAPITAL MARKETS, INC., as Grantor, and U.S.  BANK NATIONAL ASSOCIATION, as Collateral Trustee.

WITNESSETH:

WHEREAS, the Collateral Trust Agreement provides in Section 4 thereof that any counterparty to a Rate Cap Agreement containing a Credit Event provision may become a Beneficiary thereunder by delivering to the Collateral Trustee a supplement to the Collateral Trust Agreement in substantially the form hereof; and

WHEREAS, the undersigned is a party to a Rate Cap Agreement, as more fully described on Schedule A hereto (the "Subject Rate Cap Agreement"), containing a Credit Event provision and desires to become a Beneficiary under the Collateral Trust Agreement.

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.  The undersigned hereby appoints and authorizes the Collateral Trustee to exercise any or all of its rights under the Collateral Trust Agreement for the benefit of the undersigned, and such powers under the Collateral Trust Agreement as are delegated to the Collateral Trustee by the terms thereof, together with such powers as are incidental thereto, and on the date hereof the undersigned shall become a Beneficiary for all purposes of the Collateral Trust Agreement.

2.  The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Collateral Trust Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Supplement; (c) represents that on the date hereof the Required Collateral Amount under the Subject Rate Cap Agreement is$[ ]; (d) agrees to be bound by the terms of the Collateral Trust Agreement; (e) has granted Freddie Mac a security interest in Beneficiary's Subject Rate Cap Agreement, and; (f) agrees that Freddie Mac may exercise all rights and remedies of the Beneficiary under the Collateral Trust Agreement in its capacity as a secured party under the Hedge Security Agreement with respect to its Rate Cap Agreement.

3.  The undersigned hereby collaterally assigns and grants to Freddie Mac (together with its Permitted Assigns, "Lender"), as security for the undersigned's payment and performance obligations under a mortgage loan made by Lender to the undersigned, a first priority continuing security interest in all of the undersigned's right, title and interest in and to the Collateral Trust Agreement, including but not limited to the rights thereunder as a Beneficiary.  This Supplement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC.

4.  The parties hereto acknowledge and agree that the Collateral Trustee shall be entitled to conclusively rely on any notice, instruction or demand it receives from a collateral assignee of the Beneficiary, provided it has previously received a notice pursuant to the Subject Rate Cap Agreement identifying such person as the collateral assignee of the Beneficiary.

5.  The undersigned's address for notices for the purposes of the Collateral Trust Agreement is as follows:

6.  Terms defined in the Collateral Trust Agreement and not defined herein shall have the meanings assigned thereto in the Collateral Trust Agreement.

7.  This Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.  This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Collateral Trust Agreement Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[BENEFICIARY]
By:
Name:
Title:

Acknowledged by: SMBC CAPITAL MARKETS, INC., as Grantor
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee
By:
Name:
Title:

Schedule A

Subject Rate Cap Agreement

EXHIBITB

FORM OF TERMINATION NOTICE

[Beneficiary Letterhead]

    ___________, 20[_]

SMBC Capital Markets, Inc.
277 Park Avenue
New York, NY 10172
Attention: _________________
Facsimile: 212-224X
E-mail:  _________________

U.S.  Bank National Association
1 Federal Street
Boston, MA 02110
Attention:  SMBC CM Collateral Account II
Telephone:  617-603-6446
Facsimile:  617-603-6637
E-mail:  Re:  Termination Notice

Reference is made to (i) the Rate Cap Agreement, dated (the "Rate Cap Agreement"), between SMBC Capital Markets, Inc.  and the undersigned, and (ii) the Collateral Trust Agreement, dated December 6, 2010 (the "Collateral Trust Agreement"), among SMBC Capital Markets, Inc., U.S.  Bank National Association and certain Beneficiaries parties thereto from time to time, including the undersigned.  All terms used herein but not defined herein shall have the meanings assigned to such terms in the Collateral Trust Agreement.

Notice is hereby given that the Rate Cap Agreement has been terminated and that the Termination Amount has become due and payable but has not been paid in accordance with the terms thereof.  Accordingly, the undersigned hereby requests payment of a Requested Amount equal to$[ ], which the Beneficiary represents is (a) the lesser of (i) the Required Collateral Amount under the Collateral Trust Agreement relating to the Rate Cap Agreement last calculated by the Calculation Agent and Transferred by the Grantor to the Collateral Trustee and (ii) the Termination Amount or (b) the Required Collateral Amount last calculated by the Calculation Agent and Transferred by the Grantor to the Collateral Trustee if such amount equals the Termination Amount.  Attached as [Exhibit A hereto] is the statement of calculation of the Termination Amount.

Yours sincerely, [BENEFICIARY]
By:
Name:
Title:

EXHIBIT C

STATEMENT OF CALCULATION OF THE TERMINATION AMOUNT

Schedule I

Beneficiary Percentage Interest Schedule

Schedule II Responsible Officers of Grantor

Larry Weissblum or Joan Gray

COLLATERAL TRUST AGREEMENT SUPPLEMENT

COLLATERAL TRUST AGREEMENT SUPPLEMENT

COLLATERAL TRUST AGREEMENT SUPPLEMENT (the "Supplement"), dated July 7, 2014, to the Collateral Trust Agreement dated as of May 8, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time), between SMBC CAPITAL MARKETS, INC.  and U.S.  BANK NATIONAL ASSOCIATION (the "Collateral Trust Agreement") by ATAX TEBS II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, as Beneficiary, and acknowledged by SMBC CAPITAL MARKETS, INC., as Grantor, and U.S.  BANK NATIONAL ASSOCIATION, as Collateral Trustee.

W I T N E S S E T H:

WHEREAS, the Collateral Trust Agreement provides in Section 4 thereof that any counterparty 1 to a Rate Cap Agreement containing a Credit Event provision may become a Beneficiary thereunder by delivering to the Collateral Trustee a supplement to the Collateral Trust Agreement in substantially the form hereof; and

WHEREAS, the undersigned is a party to a Rate Cap Agreement, as more fully described on Schedule A hereto (the "Subject Rate Cap Agreement"), containing a Credit Event provision and desires to become a Beneficiary under the Collateral Trust Agreement.I

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.  The undersigned hereby appoints and authoriz.es the Collateral Trustee to exercise any or all of' its rights under the Collateral Trust Agreement for the benefit of the undersigned, and such powers under the Collateral Trust Agreement as are delegated to the Collateral Trustee by the terms thereof, together with such powers as are incidental thereto, and on the date hereof the undersigned shall become a Beneficiary for all purposes of the Collateral Trust Agreement.

2.  The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received  a copy of the Collateral Trust Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Supplement; (c) represents that on the date hereof the Required Collateral Amount under the Subject Rate Cap Agreement is zero ($-0-); (d) agrees to be bound by the terms of the Collateral Trust Agreement; (e) has granted Freddie Mac a security interest in Beneficiary's Subject Rate Cap Agreement, and; (f) agrees that Freddie Mac may exercise all rights and remedies of the Beneficiary under the Collateral Trust Agreement in its capacity as a secured party under the Hedge Security Agreement with respect to its Rate Cap Agreement.

3.  .  The undersigned hereby collaterally assigns and grants to Freddie Mac (together with its Permitted Assigns, "Lender"), as security for the undersigned's payment and performance, obligations under a mortgage loan made by Lender to the undersigned, a first priority continuing security interest in all of the undersigned's right, title and interest in and to the Collateral Trust Agreement, including but not limited to the ··rights thereunder as a Beneficiary.  This Supplement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC.

4.  The parties hereto acknowledge and agree that the Collateral Trustee shall be entitled to conclusively rely on any notice, instruction or demand it receives from a collateral assignee of the Beneficiary, provided it has previously received a notice pursuant to the Subject Rate Cap Agreement identifying such person as the collateral assignee of the Beneficiary.

5.          The undersigned's address for notices for the purposes of the Collateral Trust Agreement is as follows:

ATAX TEBS II, LLC
1004 Farnam Street, Suite 400
Omaha, Nebraska 68102
Attention: Chad L. Daffer
Phone: 402.930.3085
Fax: 402.930.3047

With a copy to:

Mark Hiatt
1004 Farnam Street, Suite 400
Omaha, Nebraska 68102
Phone: 402.930.3085
Fax: 402.930.3047

with a copy to:

Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
Attention: Conal Hession
Facsimile: (402) 231-8806
Telephone: (402) 346-1148

6.  Terms defined in the Collateral Trust Agreement and not defined herein shall have the meanings assigned thereto in the Collateral Trust Agreement.

7.  This Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.  This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned has caused this Collateral Trust Agreement Supplement to be executed and delivered by a duly authorized officer on the date first above written.

ATAX TEBS II, LLC, a Delaware limited liability company
By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership

	By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARNTERSHIP TWO, a Delaware limited partnership, its general partner

		By:	THE BURLINGTON GROUP, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Mark Hiatt
Mark Hiatt
Chief Operating Officer

Acknowledged by: SMBC CAPITAL MARKETS, INC., as Grantor
By:	/s/ Ng Ho
Name:	Ng Ho
Title:	Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee
By:	/s/ Natalia Gutierrez
Name:	Natalia Gutierrez
Title:	Assistant Vice President

[Signature Page to ATAX TEBS II Collateral Trust Supplement]

EXHIBIT D

GUARANTY OF SUMITOMO MITSUI BANKING CORPORATION

Sumitomo Mitsui Banking Corporation

Guaranty

Guaranty, dated as of July 7, 2014 by Sumitomo Mitsui Banking Corporation, a corporation organized and existing under the laws of Japan (the "Guarantor"), in favor of ATAX TEBS II, LLC, a Delaware limited liability company (the "Counterparty").

1.  Guaranty.  In connection with that certain Rate Cap Agreement dated as July 7, 2014, with reference number B4I1808, by and between SMBC Capital Markets, Inc.  ("SMBC CM"), a wholly owned subsidiary of the Guarantor, and the Counterparty (the "Swap Agreement"), the Guarantor hereby unconditionally and irrevocably guarantees to the Counterparty, its successors and assigns the prompt payment when due, subject to any applicable grace period under the Swap Agreement, of all present and future obligations and liabilities of all kinds of SMBC CM, its successors and assigns to the Counterparty arising out of the Swap Agreement (the "Obligations").

2.  Absolute Guaranty.  The Guarantor's obligations hereunder shall not be affected by the genuineness, validity or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might vary the risk of the Guarantor or otherwise constitute a defense to this Guaranty.  The Counterparty makes no representation or warranty in respect of any such circumstance and has no duty or responsibility whatsoever to the Guarantor in respect of the management and maintenance of the Obligations or any collateral therefor.  The Counterparty shall not be obligated to file any claim relating to the Obligations in the event that SMBC CM becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Counterparty so to file shall not affect the Guarantor's obligations hereunder.  This Guaranty constitutes a guaranty of payment when due and not of collection.  In the event that any payment by SMBC CM or the Guarantor in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect of such Obligations as if such payment had not been made.

3.  Consents, Waivers and Renewals.  The Guarantor agrees that the Counterparty may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with SMBC CM or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Counterparty and SMBC CM or any such other party or person, without in any way impairing or affecting this Guaranty.  The Guarantor agrees that the Counterparty may resort to the Guarantor for payment of any of the Obligations, whether or not the Counterparty shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

4.  Expenses.  The Guarantor agrees to pay on demand all out-of-pocket expenses, including without limitation the reasonable fees and disbursements of Counterparty's counsel, in any way relating to the enforcement or protection of the rights of the Counterparty hereunder; provided, that the Guarantor shall not be liable for any expenses of the Counterparty if no payment under this Guaranty is due.

5.  Subrogation.  The Guarantor will not exercise any rights which it may acquire by way of subrogation in consequence of its payment of any of the Obligations until all the Obligations shall have been paid in full.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Counterparty and shall forthwith be paid to the Counterparty to be credited and applied to the Obligations, whether matured or unmatured.  Subject to the foregoing, upon payment of all the Obligations, the Guarantor shall be subrogated to the rights of the Counterparty against SMBC CM, and the Counterparty agrees to take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

6.  Continuing Guaranty.  This Guaranty is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all the Obligations have been satisfied in full., If any of the present or future Obligations are guaranteed by persons, partnerships or corporations in addition to the Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor under this Guaranty.

7.  No Waiver; Cumulative Rights.  No failure on the part of the Counterparty to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Counterparty of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.  Each and every right, remedy and power hereby granted to the Counterparty or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Counterparty from time to time.

8.  Waiver of Notice.  The undersigned waives notice of the acceptance of this Guaranty, presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security and all other notices whatsoever.

9.  Representations and Warranties.

•	The Guarantor is a Japanese corporation and in good standing under the laws of Japan and has full corporate power to execute, deliver and perform this Guaranty.

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The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor's certificate of incorporation or By-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets.

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All consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty.

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This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

10.  Assignment.  Neither the Guarantor nor the Counterparty may assign its rights or interests or delegate its obligations hereunder to any other person without the prior written consent of the Guarantor or the Counterparty.

11.  Governing Law and Jurisdiction.  THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK.  SERVICE OF PROCESS BY THE COUNTERPARTY IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE

GUARANTOR FROM TIME TO TIME.  THE GUARANTOR WAlVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL.  TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAlVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

12.  Taxes.  The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein ("Taxes").  If any Taxes are required to be withheld from any amounts payable to the Counterparty hereunder, the amounts so payable to the Counterparty shall be increased to the extent necessary to yield to the Counterparty (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid.  Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter the Guarantor shall send the Counterparty an official receipt showing payment thereof, together with such additional documentary evidence as may be reasonably required from time to time by the Counterparty.

13.  Contractual Currency.  All payments by the Guarantor shall be made in the manner, at the place, and in the currency (the "Payment Currency") required by the Rate Cap Agreement, provided that (if the Payment Currency is other than U.S.  dollars) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the Counterparty at its principal office the equivalent amount in U.S.  dollars computed at the selling rate of or chosen by the Guarantor most recently in effect on or prior to the date the Obligation becomes due for cable transfers of the Payment Currency to the place where the Obligation is payable.  In any case in which the Guarantor makes or is obligated to make payment in U.S.  dollars, the Guarantor shall hold the Counterparty harmless from any loss incurred by the Counterparty arising from any change in the value of U.S.  dollars in relation to the Payment Currency between the date the Obligation becomes due and the date the Counterparty is actually able, following the conversion of the U.S.  dollars paid by the Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Obligation is payable, to apply such Payment Currency to such Obligation.

14.  Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telefax (with confirmation of transmission), by recognized courier service (with receipt acknowledged) or by registered or certified mail, postage prepaid, to the following address:

Sumitomo Mitsui Banking Corporation
In care of its New York Branch
277 Park Avenue, 5th Floor
New York, NY 10172
Attention: General Counsel- Americas Division
Fax: 212-224-5193

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor to the Counterparty as of the date first above written.

Sumitomo Mitsui Banking Corporation
By:	/s/ Ryoji Sato
Name:	Ryoji Sato
Title:	Attorney-in-Fact